Exhibit 4.4

BAUER PERFORMANCE SPORTS LTD.

Notice of Annual and Special Meeting of Shareholders

To be held on October 16, 2013

And

Management Information Circular

Our annual and special meeting of shareholders will be held at

10:00 a.m. (Toronto time) on October 16, 2013 at

The Rogers Centre, Summit Suite, Gate 13, One Blue Jays Way, Toronto, Ontario.

As a holder of Common Shares

or Proportionate Voting Shares of

Bauer Performance Sports Ltd.,

you have the right to vote your shares,

either by proxy or in person at the meeting.

September 9, 2013

NOTICE IS HEREBY GIVEN that the annual and special meeting (the “Meeting”) of the holders (the “Shareholders”) of common shares (“Common Shares”) and proportionate voting shares (the “Proportionate Voting Shares”, and together with the Common Shares, the “Shares”) of Bauer Performance Sports Ltd. (the “Company”) will be held at 10:00 a.m. (Toronto Time) on October 16, 2013 at The Rogers Centre, Summit Suite, Gate 13, One Blue Jays Way, Toronto, Ontario for the following purposes:

(1)                                 to receive the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2013, together with the auditor’s report thereon;

(2)                                 to elect the directors of the Company who will serve until the next annual shareholders meeting or until their successors are appointed;

(3)                                 to appoint the auditor of the Company;

(4)                                 to approve the Stock Option Plan Renewal Resolution, an ordinary resolution set out in Appendix B to the Company’s management information circular dated September 9, 2013 (the “Circular”), approving the Company’s ability to continue to grant stock options under the second amended and restated 2011 stock option plan for an additional three years;

(5)                                 to approve the Advance Notice Resolution, an ordinary resolution set out in Appendix C to the Circular, approving an amendment to the Company’s Articles to require advance notice for director nominations;

(6)                                 to approve the Preferred Share Resolution, a special resolution set out in Appendix D to the Circular, approving an amendment to the Company’s Articles and Notice of Articles to create a class of preferred shares (the “Preferred Shares”) issuable in series, with special rights and restrictions applicable to the class which permit the directors of the Company to create series and to attach special rights and restrictions to the Preferred Shares of each series if, as and when created, and approving consequential amendments to Part 26 of the Company’s Articles; and

(7)                                 to transact such other business as may properly be brought before the Meeting or any adjournment thereof.

The Company is utilizing the notice-and-access mechanism that came into effect on February 11, 2013 under National Instrument 54-101 — Communications with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”). Notice-and-access is a new set of rules that allows issuers to post electronic versions of proxy-related materials (such as proxy circulars and annual financial statements) on-line, via the System for Electronic Document Analysis and Retrieval (“SEDAR”) and one other website, rather than mailing paper copies of such materials to shareholders.

Electronic copies of this Notice of Meeting, the Circular and the Company’s 2013 Annual Report (containing the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2013 and Management’s Discussion and Analysis thereon) may be found on the Company’s pages on SEDAR at www.sedar.com and also on the Company’s website at www.bauerperformancesports.com/noticeandaccess. The Company’s Annual Information Form dated August 27, 2013 can also be found on SEDAR and the Company’s website. Shareholders are reminded to review the Circular before voting.

Shareholders will receive paper copies of a notice package (the “Notice Package”) via prepaid mail containing a notice with information prescribed by NI 54-101, a letter to Shareholders and a form of proxy (if you are a registered Shareholder) or a voting instruction form (if you are a non-registered Shareholder), in each case with a supplemental mail list return box for Shareholders to request they be included in the Company’s supplementary mailing list for receipt of the Company’s annual and interim financial statements for the 2014 fiscal year.

Shareholders may obtain paper copies of this Notice of Meeting, the Circular, the 2013 Annual Report and the Annual Information Form free of charge, or more information about notice-and-access, by contacting the Company’s transfer agent, Equity Financial Trust Company, at 1-866-393-4891 or investor@equityfinancialtrust.com. In order to receive paper copies of these meeting materials in time to vote before the Meeting, your request should be received by October 4, 2013.

The Company’s board of directors has fixed the close of business on September 3, 2013 as the record date for determining Shareholders entitled to receive notice of, and to vote at, the Meeting and any postponement or adjournment of the Meeting. No Shareholders becoming Shareholders of record after that time will be entitled to vote at the Meeting, or any adjournment or postponement thereof. Whether or not you expect to attend the Meeting, please exercise your right to vote. Shareholders who have voted by proxy may still attend the Meeting.

Registered Shareholders are requested to complete, date, sign and return (in the return envelope provided for that purpose) the form of proxy for Common Shares and/or Proportionate Voting Shares, as applicable. You may also vote your Shares by proxy by appointing another person to attend the Meeting and vote your Shares for you. To be valid, the form of proxy must be signed and received by the proxy department of the Company’s transfer agent, Equity Financial Trust Company, by mail at 200 University Avenue, Suite 300, Toronto, Ontario M5H 4H1, on the internet at www.voteproxyonline.com or by facsimile at 416-595-9593 not later than 5:00 p.m. (Toronto time) on October 11, 2013, or if the Meeting is adjourned or postponed, prior to 5:00 p.m. (Toronto time) on the second business day before any adjournment or postponement of the Meeting. Failure to properly complete or deposit a proxy may result in its invalidation.

You are a Non-Registered Shareholder if your bank, trust company, securities dealer, broker or other intermediary holds your Shares for you. In that case, you will likely not receive a proxy form. Only proxies deposited by registered Shareholders can be recognized and acted upon at the Meeting.  Please return your voting instructions as specified in the request for voting instructions delivered to you.

If you are a non-registered Shareholder, and the Company or its agent has sent the Notice Package directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send the Notice Package to you directly, the Company (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering the Notice Package to you, and (ii) executing your proper voting instructions.

Dated at Toronto, Ontario, this 9th day of September, 2013.

By order of the board of directors,

Kevin Davis
President and Chief Executive Officer

APPENDICES

GLOSSARY OF TERMS	Appendix A

STOCK OPTION PLAN RENEWAL RESOLUTION	Appendix B

SECOND AMENDED AND RESTATED 2011 STOCK OPTION PLAN	Exhibit 1 (Appendix B)

ADVANCE NOTICE RESOLUTION	Appendix C

AMENDMENT TO ARTICLES TO INCLUDE ADVANCE NOTICE PROVISIONS	Exhibit 1 (Appendix C)

PREFERRED SHARE RESOLUTION	Appendix D

AMENDMENT TO ARTICLES TO CREATE PREFERRED SHARES - PART 26 OF ARTICLES	Exhibit 1 (Appendix D)

BAUER PERFORMANCE SPORTS LTD.

MANAGEMENT INFORMATION CIRCULAR

This management information circular (the “Circular”) is furnished by management of Bauer Performance Sports Ltd. (the “Company”) in connection with the solicitation of proxies for use at the annual and special meeting of Shareholders (the “Meeting”) to be held on October 16, 2013 at 10:00 a.m. (Toronto time) at The Rogers Centre, Summit Suite, Gate 13, One Blue Jays Way, Toronto, Ontario or any postponements(s) or adjournment(s) thereof, for the purposes set forth in the notice of meeting (the “Notice of Meeting”).

Certain capitalized terms used in this Circular that are not otherwise defined herein have the respective meanings set out in the “Glossary of Terms” which is attached as Appendix A to this Circular. Information in this Circular is given as at September 9, 2013, unless otherwise indicated.

No Person has been authorized to give any information or to make any representation in connection with any other matters to be considered at the Meeting other than those contained in this Circular and, if given or made, any such information or representation must not be relied upon as having been authorized.

NOTICE TO SHAREHOLDERS NOT RESIDENT IN CANADA

The Company is established under the laws of the Province of British Columba. The solicitation of proxies involves securities of a Canadian issuer and is being effected in accordance with applicable corporate and securities laws in Canada. The proxy rules under the United States Securities Exchange Act of 1934, as amended, are not applicable to the Company or this solicitation. Accordingly, this solicitation is not being effected in accordance with such U.S. laws. Shareholders should be aware that the requirements applicable to the Company under Canadian laws may differ from requirements under corporate and securities laws relating to corporations in other jurisdictions.

The enforcement by investors of civil liabilities under U.S. federal securities laws or the securities laws of other jurisdictions outside Canada may be affected adversely by the fact that the Company is formed under the laws of the Province of British Columbia and that certain directors are not residents of the United States. You may not be able to sue the Company or its directors or officers in a Canadian court for violations of U.S. or other foreign securities laws. It may be difficult to compel the Company to subject itself to a judgment of a court outside Canada.

NO SECURITIES REGULATORY AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS AN OFFENCE.

REPORTING CURRENCY

The Company presents its consolidated financial statements in United States dollars. In this Circular, references to “$”, “US$”, “dollars” or “U.S. dollars” are to United States dollars and references to “Cdn$” and “Canadian dollars” are to Canadian dollars. Amounts are stated in U.S. dollars unless otherwise indicated.

On May 31, 2013, the noon rate of exchange posted by the Bank of Canada for conversion of U.S. dollars into Canadian dollars was US$1.00 equals Cdn$1.0339.

GENERAL PROXY MATTERS

As a Shareholder, it is very important that you read this information carefully and then vote your Shares, either by proxy or voting instruction form or by attending the Meeting.

Date, Time and Place of Meeting

The Meeting is scheduled to be held on October 16, 2013 at 10:00 a.m. (Toronto time) at The Rogers Centre, Summit Suite, Gate 13, One Blue Jay Way, Toronto, Ontario, for the purposes set forth in the Notice of Meeting. The Company reserves the right to adjourn or postpone the Meeting if considered appropriate by the Board of Directors.

Record Date

The Board of Directors has established the record date for the Meeting as the close of business on September 3, 2013 (the “Record Date”). Only Shareholders of record at the close of business on the Record Date will be entitled to notice of the Meeting or any adjournment or postponement thereof, and to vote at the Meeting. No Shareholders becoming Shareholders of record after that time will be entitled to vote at the Meeting, or any adjournment or postponement thereof.

Quorum

A quorum of Shareholders is present at a meeting of Shareholders if two persons who are, or who represent by proxy, Shareholders who, in the aggregate, hold at least five per cent of the Shares.

Solicitation of Proxies

The information contained in this Circular is furnished in connection with the solicitation of proxies by and on behalf of the management of the Company to be used at the Meeting and for the purposes set forth in the Notice of Meeting. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally by telephone or other electronic means by management of the Company, including its directors and officers. The costs of the solicitation will be borne by the Company.

Notice-and-Access

The Company is sending out proxy-related materials to Registered Shareholders and Non-Registered Shareholders using the notice-and-access mechanism that came into effect on February 11, 2013 under National Instrument 54-101 — Communications with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”). The Company anticipates that notice-and-access will directly benefit the Company through a reduction in both postage and material costs and also promote environmental responsibility by decreasing the large volume of paper documents generated by printing proxy-related materials.

Shareholders will be provided with electronic access to the Notice of the Meeting, this Circular, and the Company’s 2013 Annual Report (containing the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2013 and Management’s Discussion and Analysis thereon) on the Company’s pages on SEDAR at www.sedar.com and also on the Company’s website at www.bauerperformancesports.com/noticeandaccess. The Company’s Annual Information Form dated August 27, 2013 can also be found on SEDAR and on the Company’s website.

Shareholders will receive paper copies of a notice package (the “Notice Package”) via prepaid mail containing a notice with information prescribed by NI 54-101, a letter to Shareholders and a form of proxy (if you are a Registered Shareholder) or a voting instruction form (if you are a Non-Registered Shareholder), in each case with a supplemental mail list return box for Shareholders to request they be included in the Company’s supplementary mailing list for receipt of the Company’s annual and interim financial statements for the 2014 fiscal year.

Shareholders may obtain paper copies of the Notice of Meeting, this Circular, the 2013 Annual Report and the Annual Information Form free of charge, or more information about notice-and-access, by contacting the Company’s transfer agent, Equity Financial Trust Company at 1-866-393-4891 or investor@equityfinancialtrust.com. In order to receive paper copies of these meeting materials in time to vote before the Meeting, your request should be received by October 4, 2013.

Registered Shareholders

You are a Registered Shareholder if your name appears on your share certificate. If you are a Registered Shareholder of Common Shares and/or of Proportionate Voting Shares, the applicable proxy form(s) are included in the Notice Package.

If you are a Registered Shareholder, you can vote in person at the Meeting or by proxy. Voting by proxy means that you are giving the person or people named on your proxy form (your proxyholder) the authority to vote your Shares for you at the Meeting or any adjournment or postponement thereof.

How to Vote in Person

If you intend to be present and vote in person at the Meeting, you do not need to complete or return your proxy form. Voting in person at the Meeting can revoke any proxy you completed earlier upon your request. At the Meeting, you should see a representative of Equity Financial Trust Company, the Company’s transfer agent.

How to Vote by Proxy

Complete and return the form of proxy in the return envelope provided.  The proxy must be executed by the Shareholder or the attorney of such Shareholder, duly authorized in writing.

If you vote by proxy, the directors and/or officers who are named on the proxy form will vote your Shares for you, unless you appoint someone else to be your proxyholder. If you appoint someone else, he or she must be present at the Meeting to vote your Shares. This person does not have to be a Shareholder. Write the name of the person you are appointing in the space provided. Complete your voting instructions and date and sign the form. Make sure that the person you appoint is aware that he or she has been appointed and attends the Meeting. At the Meeting, he or she should see a representative of Equity Financial Trust Company.

If you are voting your Shares by proxy, the Company’s transfer agent, Equity Financial Trust Company, must receive your signed proxy by mail at 200 University Avenue, Suite 300, Toronto, Ontario M5H 4H1, on the internet at www.voteproxyonline.com or by facsimile at 416-595-9593, not later than 5:00 p.m. (Toronto time) on October 11, 2013, or, if the Meeting is adjourned or postponed, prior to 5:00 p.m. (Toronto time) on the second business day preceding the day of the Meeting, or any adjournment(s) or postponement(s) thereof. Failure to properly complete or deposit a proxy may result in its invalidation.

The Shares represented by any proxy received by management will be voted for or against or withheld from voting, as the case may be, by the persons named in the form of proxy in accordance with the direction of the Shareholder appointing them. In the absence of any direction to the contrary, it is intended that the Shares represented by proxies received by management will be voted on any ballot “FOR”: (1) the election of the directors referred to in this Circular; (2) the appointment of the auditor of the Company; (3) the approval of the Stock Option Plan Renewal Resolution; (4) the approval of the Advance Notice Resolution; and (5) the approval of the Preferred Share Resolution. See “Business of the Meeting”.

How to Change your Vote

A Registered Shareholder executing the form of proxy may revoke it at any time before it has been exercised by:

•                  completing a proxy form that is dated later than the proxy form you are revoking and mailing it to Equity Financial Trust Company so that it is received before 5:00 p.m. (Toronto time) on October 11, 2013;

•                  sending a revocation notice in writing to the Corporate Secretary of the Company at its registered office so that it is received at any time up to and including the last business day before the date of the Meeting. The notice can be from the Shareholder or the authorized attorney of such Shareholder; or

•                  attending the Meeting and providing a revocation notice to the chair of the Meeting before any vote in respect of which the proxy has been given has been taken.

Non-Registered Shareholders

You are a Non-Registered Shareholder if your bank, trust company, securities dealer, broker or other intermediary holds your Shares for you. In that case, you will likely not receive a proxy form.

If you are a Non-Registered Shareholder, and the Company or its agent has sent the Notice Package directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send the Notice Package to you directly, the Company (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering the Notice Package to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions delivered to you.

If you are not sure whether you are a Registered Shareholder or a Non-Registered Shareholder, please contact the Company’s transfer agent, Equity Financial Trust Company, at 200 University Avenue, Suite 300, Toronto, Ontario M5H 4H1 or by e-mail at investor@equityfinancialtrust.com.

How to Vote by Voting Instruction Form

Non-Registered Shareholders who receive a voting instruction form in the Notice Package should carefully follow the instructions provided to ensure their vote is counted.

Subject to the terms of your voting instruction form, if you do not specify how you want your Shares voted, they will be voted “FOR”: (1) the election of the directors referred to in this Circular; (2) the appointment of the auditor of the Company; (3) the approval of the Stock Option Plan Renewal Resolution; (4) the approval of the Advance Notice Resolution; and (5) the approval of the Preferred Share Resolution. See “Business of the Meeting”.

How to Vote in Person

If you are a Non-Registered Shareholder and wish to vote in person at the Meeting, please write your name in the space provided on the voting instructions provided to you or contact your broker or agent well in advance of the Meeting to determine how you can do so. At the Meeting, you should see a representative of Equity Financial Trust Company.

How to Change your Vote

A Non-Registered Shareholder may change or revoke a voting instruction at any time by following the instructions on the voting instruction form in sufficient time prior to the Meeting.

Exercise of Discretion by Proxyholders

The form of proxy and any voting instructions submitted confer discretionary authority upon the persons named therein with respect to matters not specifically mentioned in the Notice of Meeting but which may properly come before the Meeting or any adjournment(s) or postponement(s) thereof, and with respect to amendments to or variations of matters identified in the Notice of Meeting. As at the date hereof, management knows of no such amendments, variations or other matters to come before the Meeting other than the matters referred to in the Notice of Meeting and routine matters incidental to the conduct of the Meeting. If any further or other business is properly brought before the Meeting, it is intended that the persons appointed as proxy will vote on such other business in such manner as such persons then consider to be proper.

VOTING SHARES AND PRINCIPAL SHAREHOLDERS

The Company’s authorized share capital consists of an unlimited number of Common Shares and an unlimited number of Proportionate Voting Shares. As of the Record Date, the Company had 24,543,514 issued and outstanding Common Shares and 10,652 issued and outstanding Proportionate Voting Shares, or an equivalent of 35,195,514 Common Shares (assuming the conversion of all Proportionate Voting Shares into Common Shares on the basis of 1,000 Common Shares for one Proportionate Voting Share).

Voting Rights

The Common Shares carry one vote per share for all matters coming before Shareholders and the Proportionate Voting Shares carry 1,000 votes per share for all matters coming before Shareholders.

Unless a different majority is required by law or our Articles, resolutions to be approved by holders of Shares require approval by a simple majority of the total number of votes of all Shares cast at a meeting of Shareholders at which a quorum is present with holders of Common Shares entitled to one vote per share and holders of Proportionate Voting Shares entitled to 1,000 votes per share.

The holders of Common Shares and Proportionate Voting Shares are entitled to receive notice of any meeting of Shareholders of the Company, and to attend and vote at those meetings, except those meetings at which holders of a specific class of shares are entitled to vote separately as a class under the BCBCA.

Ownership of Shares of the Company

The following table shows the name of each person or company who, as at the Record Date, owned of record, or who, to the Company’s knowledge, owned beneficially, directly or indirectly, or controlled or directed more than 10% of the Shares, assuming conversion of the Proportionate Voting Shares issued into Common Shares on the basis of 1,000 Common Shares for one Proportionate Voting Share.

	Number
Name	Type of Ownership	Number of Common Shares		Percentage of Votes
Kohlberg Funds(1)	Direct	10,661,695	(2)	30.3	(3)

(1)                                 The Kohlberg Funds include Kohlberg TE Investors VI, LP, Kohlberg Investors VI, LP, Kohlberg Partners VI, LP, and KOCO Investors VI, LP, each of which is managed by its general partner, Kohlberg. Investment and voting decisions with respect to any securities held by the Kohlberg Funds are made jointly by individuals who are members of Kohlberg, and therefore no sole member of Kohlberg is the beneficial owner of the securities, except with respect to the shares in which such member holds a pecuniary interest. Each of Chris Anderson, Samuel P. Frieder, Shant Mardirossian and Gordon H. Woodward, current directors of the Company, is a member of Kohlberg (collectively, the “Members”). Additionally, Mr. Anderson and Mr. Woodward are Vice-Presidents, Mr. Mardirossian is the Secretary and Treasurer and Mr. Frieder is a Co-President of Kohlberg, and they are all members of its operating committee (collectively, the “Principals”). The primary occupation of the Principals is the management of Kohlberg and its affiliates. All Members are entitled to participate in investment and voting decisions and therefore may be deemed to share voting and dispositive power with respect to the Shares held by the Kohlberg Funds. Each of the Members disclaims any beneficial ownership of any such Shares, except to the extent of his pecuniary interest therein.

(2)                                 Substantially all of the Shares held by such Kohlberg Funds are held in the form of Proportionate Voting Shares. As of the date hereof, the Kohlberg Funds hold an aggregate of 10,652 Proportionate Voting Shares and 9,695 Common Shares.

(3)                                 25.3% on a fully-diluted basis.

NOMINATION RIGHTS AGREEMENT

The following is a summary of certain provisions of the Nomination Rights Agreement, which summary is not intended to be complete. Reference is made to the Nomination Rights Agreement filed on SEDAR at www.sedar.com for a complete description and the full text of its provisions.

In connection with the Company’s initial public offering, the Kohlberg Funds and the Company entered into a nomination rights agreement dated March 10, 2011 (the “Nomination Rights Agreement”) pursuant to which the Company covenanted to take all permissible corporate action such that the Board of Directors consists of a total of nine directors, with the Kohlberg Funds receiving certain director nomination rights. For so long as the Kohlberg Funds beneficially own a specified percentage of the combined voting power of all Shares, the Kohlberg Funds are entitled to nominate for election or appointment to the Board of Directors a specified number of the Company’s directors, as set out in the table below.

Percentage of the Voting and Equity Power of All of the Shares	Number of Directors
Greater than or equal to 50%	5
Less than 50% but not less than 40%	4
Less than 40% but not less than 30%	3
Less than 30% but not less than 20%	2
Less than 20% but not less than 10%	1
Less than 10%	None

As the Kohlberg Funds held less than 40% but not less than 30% of the voting power of all Shares, as of the nomination date specified in the Nomination Rights Agreement, the Kohlberg Funds were entitled to, and have nominated three directors to be elected at the Meeting, being Chris Anderson, Samuel P. Frieder and Gordon H. Woodward.

Also under the Nomination Rights Agreement, if there are three or more Kohlberg Funds nominees serving as directors, the Company must use its best efforts to include two of such Kohlberg Funds nominees, where one serves as chairman on each of the Compensation Committee and the Corporate Governance and Nominating Committee unless otherwise waived by the Kohlberg Funds. If there are not more than two Kohlberg Funds nominees serving as directors, at least one Kohlberg Funds nominee must be included on each of the aforementioned committees.

BUSINESS OF THE MEETING

Financial Statements

The audited consolidated financial statements of the Company for Fiscal 2013, together with the auditor’s report thereon, will be submitted at the Meeting, but no vote thereon is required. These audited consolidated financial statements, together with the Management’s Discussion and Analysis thereon, are available on SEDAR at www.sedar.com.

Election of Directors

The Company’s Articles state that its Board of Directors must have a minimum of three and a maximum of 10 directors.  The Nomination Rights Agreement stipulates that the Board of Directors shall be comprised of nine directors. At the Meeting, the persons identified in the section “Nominees for Election to the Board of Directors” will be nominated for election as directors; all such nominees, other than Paul A. Lavoie and Matthew M. Mannelly, are presently directors of the Company. Each director is expected to hold office until the next annual meeting of Shareholders. The directors are elected annually and, unless re-elected, retire from office at the end of the next annual general meeting of Shareholders.

Unless a proxy specifies that the Shares it represents should be withheld from voting in respect of the election of directors or voted in accordance with the specification in the proxy, the persons named in the form of proxy intend to vote FOR the election of each of the nominees listed in this Circular.

Majority Voting Policy

On September 9, 2013, the Company adopted a majority voting policy (the “Majority Voting Policy”), which requires that in an uncontested election of directors, if any nominee receives a greater number of votes “withheld” than votes “for”, the nominee will tender a resignation to the Chairman of the Board forthwith following the Meeting. The Corporate Governance and Nominating Committee will consider the offer of resignation in a timely manner and shall make a recommendation to the Board of Directors no later than within 90 days of the Meeting. The Board of Directors will make a final decision on the resignation having considered the factors looked at by the Corporate Governance and Nominating Committee. A director who tenders his or her resignation will not participate in the Board of Director’s consideration of whether to accept the tendered resignation. The Board of Directors will promptly disclose its decision in a press release, and should the Board of Directors decline to accept the resignation, the press release will include the reasons for its decision. A copy of the Majority Voting Policy is available on the Company’s website at www.bauerperformancesports.com.

Appointment of Auditor

At the Meeting, Shareholders will be asked to appoint the firm of KPMG to hold office as the Company’s auditor until the close of the next annual meeting of Shareholders. Pursuant to section 22.3 of the Company’s Articles, the Board of Directors is authorized to fix the remuneration of the auditor.

KPMG has served as auditor of the Company since 2010 and has advised the Company that it is independent in accordance with all relevant professional and regulatory standards.  Details with respect to external auditor fees for past services can be found in the section “Audit Committee Information” of the Company’s Annual Information Form, which can be viewed on SEDAR at www.sedar.com and also on the Company’s website at www.bauerperformancesports.com/noticeandaccess.

Unless a proxy specifies that the Shares it represents should be withheld from voting in respect of the appointment of auditor or voted in accordance with the specification in the proxy, the persons named in the form of proxy intend to vote FOR the appointment of KPMG as auditor of the Company.

Approval of Stock Option Plan

At the Meeting, Shareholders will be asked to consider and vote on an ordinary resolution (the “Stock Option Plan Renewal Resolution”) approving, among other things, the Company’s ability to continue granting options under the Company’s second amended and restated 2011 stock option plan (the “2011 Plan”) until October 16, 2016, which is the date that is three years from the date of the Meeting.

A copy of the Stock Option Plan Renewal Resolution is attached hereto as Appendix B, and a copy of the 2011 Plan is set out in Exhibit 1 to Appendix B. A summary of such 2011 Plan is set out under “Executive Compensation Discussion and Analysis — The 2011 Plan” further below.

To be effective, the Stock Option Plan Renewal Resolution must be approved by more than 50% of the votes cast by disinterested Shareholders (excluding the votes of any directors and officers and their associates and affiliates entitled to participate in the 2011 Plan), voting in person or by proxy at the Meeting. Accordingly, an aggregate of 221,239 Common Shares held by directors and officers entitled to participate in the 2011 Plan will be excluded from the vote on the Stock Option Plan Renewal Resolution.

Unless a proxy specifies that the Shares it represents should be voted against the approval of the Stock Option Plan Renewal Resolution or voted in accordance with the specification in the proxy, the persons named in the form of proxy intend to vote FOR the approval of the Stock Option Plan Renewal Resolution.

Approval of Advance Notice for Nomination of Directors

At the Meeting, Shareholders will be asked to consider and vote on an ordinary resolution (the “Advance Notice Resolution”) approving an amendment to the Company’s Articles to require advance notice for the nomination of directors to be set out in section 10.10 of the Articles (“Advance Notice Provisions”).

A copy of the Advance Notice Resolution is attached hereto as Appendix C, and a copy of the proposed amendment to the Articles to include Advance Notice Provisions is set out in Exhibit 1 to Appendix C. A summary of the Advance Notice Provisions is set out under “Advance Notice for Nomination of Directors” further below.

To be effective, the Advance Notice Resolution must be approved by more than 50% of the votes cast by Shareholders voting in person or by proxy at the Meeting.

Unless a proxy specifies that the Shares it represents should be voted against the approval of the Advance Notice Resolution or voted in accordance with the specification in the proxy, the persons named in the form of proxy intend to vote FOR the approval of the Advance Notice Resolution.

Approval of Creation of Preferred Shares

At the Meeting, Shareholders will be asked to consider and vote on a special resolution (the “Preferred Share Resolution”) approving an amendment to the Company’s Articles and Notice of Articles to create a class of Preferred Shares, without a maximum authorized number, issuable in series, with special rights and restrictions applicable to the class which permit the Board of Directors to create series and to attach special rights and restrictions to the Preferred Shares of each series if, as and when created, and approving consequential amendments to Part 26 of the Company’s Articles.

A copy of the Preferred Share Resolution is attached hereto as Appendix D, and a copy of the proposed amendment to the Articles which sets out the special rights and restrictions of the Preferred Shares, and the consequential amendments to Part 26 of the Articles, is set out in Exhibit 1 to Appendix D. A summary of the amendment is set out under “Creation of Preferred Shares” further below.

To be effective, the Preferred Share Resolution must be approved by more than two-thirds of the votes cast by Shareholders voting in person or by proxy at the Meeting.

Unless a proxy specifies that the Shares it represents should be voted against the approval of the Preferred Share Resolution or voted in accordance with the specification in the proxy, the persons named in the form of proxy intend to vote FOR the approval of the Preferred Share Resolution.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Description of Proposed Director Nominees

Nine directors are to be elected at the Meeting, each of whom is to hold office until the end of the next annual meeting of Shareholders or until their successors are elected or appointed. See “Business of the Meeting — Election of Directors” and “Nomination Rights Agreement”.

All nominees have established their eligibility and willingness to serve as directors. If prior to the Meeting, any of the listed nominees would become unable or unavailable to serve, proxies will be voted for any other nominee or nominees at the discretion of the proxyholder.  As of the date hereof, management of the Company does not expect that any of the nominees will be unable to serve as a director. However, if, for any reason, at the time of the Meeting any of the nominees are unable to serve and unless otherwise specified, it is intended that the persons designated in the form of proxy will vote in their discretion for a substitute nominee or nominees.

The following sets out certain information regarding each of our nominee directors.

Chris Anderson, 38

New York, USA

Director Since: 2008

Non-Independent

Chris Anderson is a Partner of Kohlberg & Company, which he joined in 1998. He is a member of the board of directors for Aurora Products Group, LLC, Chronos Life Group, Katy Industries, Inc., Phillips-Medisize Corporation, and Risk Strategies Company.

Mr. Anderson received a Bachelor of Arts from Princeton University.

Equity Ownership			Public Board Membership
Common Shares	DSUs	Options	Katy Industries, Inc. (PINK: KATY).
Nil(1)	Nil	Nil

Committee Membership

Compensation Committee (Chair)

Corporate Governance and Nominating Committee

Kevin Davis, 47

New Hampshire, USA

Director Since: 2008

Non-Independent

Kevin Davis is the President and Chief Executive Officer of the Company and has acted in this capacity since 2008. Mr. Davis joined the Company in 2002 and has held positions of increasing responsibility over that time, most recently as the Chief Operating Officer from 2006-2008 and Chief Financial Officer from 2004-2006. Prior to joining the Company, Mr. Davis held senior finance positions in the medical device industry for Pathway Medical Technologies and Boston Scientific Corporation and in consumer products with The Gillette Company.

Mr. Davis received Bachelor of Science degrees from the University of Massachusetts and earned Certified Public Accountant (CPA) and Certified Management Accountant (CMA) designations while employed at Ernst & Young.

Equity Ownership			Public Board Membership
Common Shares	DSUs	Options	None
15,578	Nil	1,262,962

Committee Membership

None

Samuel P. Frieder, 49

New York, USA

Director Since: 2008

Non-Independent

Samuel P. Frieder is the Managing Partner of Kohlberg & Company, which he joined in 1989. He is a member of the board of directors of Nellson Nutraceutical, LLC, Aurora Products Group LLC, BioScrip, Inc., Chronos Life Group, Concrete Technologies Worldwide, Inc., e+ CancerCare, Katy Industries, Inc., Kellermeyer Bergensons Services, Nielsen & Bainbridge, Inc., Packaging Dynamics Corporation, Phillips-Medisize Corporation, Pittsburgh Glass Works LLC, Risk Strategies Company, Sabre Industries, Inc., SouthernCare, Stanadyne Corporation, SVP Holdings, Ltd., and Trico Products, Inc.

Mr. Frieder received a Bachelor of Arts from Harvard College.

Equity Ownership			Public Board Membership
Common Shares	DSUs	Options	BioScrip, Inc. (NASDAQ: BIOS)
Nil(1)	Nil	Nil	Katy Industries, Inc. (PINK: KATY)
Stanadyne Corporation (not traded but reports)

Committee Membership

Compensation Committee

C. Michael Jacobi, 71

Connecticut, USA

Director Since: 2012

Independent

C. Michael Jacobi is the President of Stable House 1, LLC, a private company engaged in real estate development. He has extensive executive and director experience with major international companies, including previously serving as President and Chief Executive Officer of Timex Corporation, a leading worldwide manufacturer of watches. He also serves as Chairman of the board of directors of Sturm, Ruger & Company, a public company (NYSE) engaged in the manufacture and distribution of firearms. Mr. Jacobi previously was President and Chief Executive Officer at Katy Industries, Inc. and also currently serves on the board of directors of Webster Financial Corporation, KCAP Financial, Inc., and Corrections Corporation of America.

Mr. Jacobi received a Bachelor of Science from the University of Connecticut. He is a Certified Public Accountant.

Equity Ownership			Public Board Membership
Common Shares	DSUs	Options	Corrections Corp of America (NYSE: CXW)
Nil	4,519	Nil	KCAP Financial Inc. (NASDAQ: KCAP)
			Sturm, Ruger & Company (NYSE: RGR)
			Webster Financial Corporation (NYSE: WBS)

Committee Membership

Audit Committee

Corporate Governance and Nominating Committee

Paul A. Lavoie, 57

Toronto, Ontario

Director Since: N/A

Nominee Independent

Paul A. Lavoie is the chairman of TAXI, a Montreal based marketing and communications company which he co-founded in 1992. Mr. Lavoie has extensive experience in international marketing, integrated brand communications, and digital, print and broadcast production.  Prior to co-founding TAXI, he held the positions of Creative Director for Cossette and Art Director for J. Walter Thompson.  Mr. Lavoie currently serves on two not-for-profit boards as a member of the HEC’s International Advisory Board and the Virginia Commonwealth University’s Brand Center.

Mr. Lavoie attended Dawson College in Westmount, Quebec.

Equity Ownership			Public Board Membership
Common Shares	DSUs	Options	None
Nil	Nil	Nil

Committee Membership

N/A

Matthew M. Mannelly, 56

Connecticut, USA

Director Since: N/A

Nominee Independent

Matthew M. Mannelly is the President and CEO of Prestige Brand Holdings, Inc. and has held this position since September 2009.  Mr. Mannelly has extensive experience in consumer products, packaged goods, sports and fitness, and apparel.  Prior to Prestige Brands, he was the CEO of Cannondale Bicycle Corporation.  Mr. Mannelly has also held management positions in marketing and retail development for Nike, Gatorade, Quaker Oats, and the U.S. Olympic Committee.

Mr. Mannelly received an MBA in Marketing from the University of North Carolina at Chapel Hill, and a B.S. in Economics from Boston College.

Equity Ownership			Public Board Membership
Common Shares	DSUs	Options	None
Nil	Nil	Nil

Committee Membership

N/A

Bernard McDonell, 58

Ontario, Canada

Director Since: 2011

Independent, Chairman of the Board

Bernard McDonell is currently the Lead Director of First Capital Realty Ltd., serving on the executive, audit and corporate governance committees. Previously, Mr. McDonell served as President of Provigo Inc., a food retailer owned by Loblaw Companies Inc. and also served as a Director of Investus Real Estate Inc. and as Vice Chairman and CEO of Capital Wapiti Inc., an industrial real estate company.

Mr. McDonell received a Bachelor of Commerce from Concordia University.

Equity Ownership			Public Board Membership
Common Shares	DSUs	Options	First Capital Realty Ltd. (TSX: FCR)
6,650	6,328	Nil

Committee Membership

Audit Committee (Chair)

Corporate Governance and Nominating Committee (Chair)

Bob Nicholson, 60

British Columbia, Canada

Director Since: 2011

Independent

Bob Nicholson has been President and Chief Executive Officer of Hockey Canada since 1998. As part of his responsibilities, Mr. Nicholson is involved in both the financial and operational side of the organization. Mr. Nicholson also oversees corporate sales and marketing, licensing, insurance and regulations, hockey development programs both nationally and internationally, high performance programs and communications. He also manages and oversees all operations for competitions that Canada participates in internationally. From 1992-1998, Mr. Nicholson was a senior Vice-President of the Canadian Hockey Association. In 2004, Mr. Nicholson was inducted into the B.C. Hockey Hall of Fame.

Mr. Nicholson attended Providence College in Providence, Rhode Island.

Equity Ownership			Public Board Membership
Common Shares	DSUs	Options	None
Nil	2,188	Nil

Committee Membership

Audit Committee

Compensation Committee

Gordon H. Woodward, 45

New York, USA

Director Since: 2011

Non-Independent

Gordon H. Woodward is a Partner and the Chief Investment Officer of Kohlberg, which he joined in 1996. He is a member of the board of directors of Nellson Nutraceutical, LLC, Aurora Products Group, LLC, BioScrip, Inc., Chronos Life Group, e+CancerCare, Kellermeyer Bergensons Services, Nielsen & Bainbridge, Inc., Packaging Dynamics Corporation, Phillips-Medisize Corporation, Pittsburgh Glass Works, LLC, Risk Strategies Company, Sabre Industries, Inc., SouthernCare, Stanadyne Corporation and Standard Parking Corporation.

Mr. Woodward received a Bachelor of Arts from Harvard College.

Equity Ownership			Public Board Membership
Common Shares	DSUs	Options	BioScrip, Inc. (NASDAQ: BIOS)
Nil(1)	Nil	Nil	Stanadyne Corporation (not traded but reports)

Committee Membership

None

(1)                                 See “Voting Shares and Principal Shareholders — Ownership of Shares of the Company”.

Cease Trade Orders or Bankruptcies

Other than as described below, none of our directors or executive officers:

(a)                                 is, as at the date of this Circular, or has been, within 10 years before the date of this Circular, a director, CEO or CFO of any company (including us) that,

(i)                                     was subject to an order that was issued while the director or executive officer was acting in the capacity as director, CEO or CFO; or

(ii)                                  was subject to an order that was issued after the director or executive officer ceased to be a director, CEO or CFO and which resulted from an event that occurred while that person was acting in the capacity as a director, CEO or CFO;

(b)                                 is, as at the date of this Circular, or has been within 10 years before the date of this Circular, a director or executive officer of any company (including us) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)                                  has, within the 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

For the purposes of the paragraphs above, “order” means: (i) a cease trade order; (ii) an order similar to a cease trade order; or (iii) an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than 30 consecutive days.

Samuel P. Frieder was a director of: (i) Southwest Supermarkets, LLC when it, and Southwest Holdings, LLC filed for bankruptcy protection under Chapter 11 of the US Code in the US Bankruptcy Court for the District of Arizona in November 2001 (the bankruptcy was converted into a Chapter 7 proceeding in September 2004), (ii) Camber Companies, LLC, when it completed an orderly liquidation of its assets during 2004, and (iii) Holley Performance Products, Inc. when the board of directors approved a plan in December 2007 to file a voluntary petition for reorganization under Chapter 11 of the US Code in the U.S. Bankruptcy Court for the District of Delaware (the plan was subsequently filed in February 2008 and approved in March 2008) and the corporation emerged from bankruptcy in June 2010.

Mr. Frieder was also a director of (i) Lab Ventures, Inc., and (ii) International Cancer Screening Labs (“International Labs”), a subsidiary of Lab Ventures, Inc. In December 2001, Lab Ventures, Inc., in conjunction with its subsidiary, filed a petition for bankruptcy under Chapter 7 of the US Code in the US Bankruptcy Court for the Western District of Texas, San Antonio Division. The final liquidation of Lab Ventures, Inc. was completed in March 2003 and International Labs’ final liquidation was subsequently completed in February 2005.

Penalties or Sanctions

No director or executive officer of the Company has:

(a)                                 been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)                                 been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following discussion describes the significant elements of our executive compensation program, with particular emphasis on the process for determining compensation payable to the CEO, the CFO, and, other than the CEO and the CFO, each of the three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity (collectively, the “Named Executive Officers” or “NEOs”). The NEOs are:

•                  Kevin Davis, President and CEO;

•                  Amir Rosenthal, CFO and Executive Vice President of Finance and Administration;

•                  Paul Gibson, Executive Vice President, Product Creation and Supply Chain;

•                  Thomas Mohns, Vice President, Lacrosse and New Business; and

•                  Angela Bass, Vice President, Human Resources.

Overview

Based on recommendations made by the Compensation Committee, our Board of Directors makes decisions regarding salaries, annual bonuses and equity incentive compensation for our executive officers, and approves corporate goals and objectives relevant to the compensation of the CEO and our other executive officers. Our Board of Directors solicits input from our CEO and the Compensation Committee regarding the performance of the Company’s other executive officers. Finally, the Board of Directors also administers our incentive compensation and benefit plans with the assistance of, or where appropriate the delegation to, the Compensation Committee.

Our Compensation Objectives

Our compensation practices are designed to retain, motivate and reward our executive officers for their performance and contribution to our long-term success. Our Board of Directors seeks to compensate our executive officers by combining short- and long-term cash and equity incentives. It also seeks to reward the achievement of corporate and individual performance objectives, and to align executive officers’ incentives with shareholder value creation. The Board of Directors seeks to set company performance goals that reach across all business areas.

Compensation Components

Our compensation consists primarily of three elements: base salary, annual bonus and long-term equity incentives. We describe each element of compensation in more detail below.

Base Salary

Base salaries for our executive officers are established based on the scope of their responsibilities and their prior relevant experience, taking into account competitive market compensation paid by other companies in our industry for similar positions and the overall market demand for such executives at the time of hire. See “— Comparator Group”. An executive officer’s base salary is also determined by reviewing the executive officer’s other compensation to ensure that the executive officer’s total compensation is in line with our overall compensation philosophy.

Base salaries are reviewed annually and increased for merit reasons, based on the executive officers’ success in meeting or exceeding individual objectives. Additionally, we adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive officer’s role or responsibilities.

Annual Bonus

Our compensation program includes eligibility for an annual incentive cash bonus. The Board of Directors has adopted a bonus plan, the purpose of which is to provide eligible executive officers (including NEOs) a bonus payment based on both personal and corporate performance.

The amount of the cash bonus depends primarily on the level of achievement of the company-wide performance goals, with a target bonus generally set as a percentage of such executive officer’s base salary (the “Target Bonus”) and based on a target level of Adjusted Earnings Per Share (“Adjusted EPS Target”). For Fiscal 2013, in order to better align executive compensation incentives with shareholder value creation, the Compensation Committee recommended to the Board, and the Board approved, a change from the Adjusted EBITDA to Adjusted EPS target measure. Pursuant to their respective employment agreements, the executive officers are entitled to Target Bonuses ranging from 50% to 85% of their base salaries. The level of Target Bonus included in each executive officer’s employment agreement was set to reflect the degree of managerial responsibility of such executive officer. In this respect, the Company ensures that the executive officers with the greatest potential to impact results have a greater portion of their compensation at risk if the Adjusted EPS Target is not met, but also have potential for greater reward if such Adjusted EPS Target is met or surpassed.

The table below sets forth the Target Bonus, as a percentage of each NEO’s base salary, set by the Compensation Committee for Fiscal 2013:

NEO	Fiscal 2013 Target Bonus as a Percentage of Salary
Kevin Davis	85%
Amir Rosenthal	75%
Paul Gibson	65%
Thomas Mohns	65%
Angela Bass	65%

Adjusted EPS means the Company’s Adjusted Net Income/Loss divided by the weighted average diluted shares outstanding. Adjusted EPS is a non-IFRS financial measure. It was selected as the reference metric for establishing annual incentive compensation in Fiscal 2013 because the Company believes that it is an appropriate measure of its operating performance that highlights trends in the core business that may not otherwise be apparent when relying solely on IFRS measures. Furthermore, the Compensation Committee and the Board of Directors believe that Adjusted EPS is the right metric to reward executive officers of a company that is still in a growth phase. Refer to the Company’s Management Discussion & Analysis for Fiscal 2013, which is available on SEDAR at www.sedar.com, for a reconciliation of Adjusted EPS to Earnings Per Share, the most directly comparable IFRS measure.

If the Company meets the Adjusted EPS Target established for the relevant fiscal year by the Compensation Committee, the executive officer receives 100% of the Target Bonus. If the Company’s performance is below or exceeds such Adjusted EPS Target, the bonus to which the executive officer is entitled is established based on a sliding scale, as shown below.  Each year, there is a possibility that payments will not be made at all or will be made at up to a maximum of 150% of the targeted level.

		% Target			% Target
Target Range		Bonus Payable	Target Range		Bonus Payable
Less than	90%	0%	105.1%	106%	112%
90.1%	91%	10%	106.1%	107%	114%
91.1%	92%	20%	107.1%	108%	116%
92.1%	93%	30%	108.1%	109%	118%
93.1%	94%	40%	109.1%	110%	120%
94.1%	95%	50%	110.1%	111%	123%
95.1%	96%	60%	111.1%	112%	126%
96.1%	97%	70%	112.1%	113%	129%
97.1%	98%	80%	113.1%	114%	132%
98.1%	99%	90%	114.1%	115%	135%
99.1%	100%	100%	115.1%	116%	138%
100.1%	101%	102%	116.1%	117%	141%
101.1%	102%	104%	117.1%	118%	144%
102.1%	103%	106%	118.1%	119%	147%
103.1%	104%	108%	119.1%	or greater	150%
104.1%	105%	110%

In addition to the above-noted performance goal, which is related to an objective, identifiable measure, the annual bonus payable to an executive officer may be adjusted up or down, at the discretion of the Compensation Committee and CEO (in respect of other executive officers), based on individual contribution and performance during the fiscal year.

For Fiscal 2013, the Company reported Adjusted EPS of $0.98 per share, and consequently, the executive officers would have been expected to receive bonuses representing approximately 102% of their respective Target Bonuses, subject to the discretion described above in respect of individual contribution and performance. However, in recognition of the team effort by the Company’s worldwide employees to achieve strong financial results in Fiscal 2013, the executive officers have agreed to accept 80% of their respective Target Bonuses and share the excess amounts they would otherwise have received with the Company’s employees (to be distributed in accordance with the Company’s employee incentive compensation program).

Long-Term Equity Incentives

We believe that equity-based awards allow us to reward executive officers for their sustained contributions to the Company. We also believe that equity awards reward continued employment by an executive officer, with an associated benefit to us of employee continuity and retention. The Board of Directors believes that stock options provide management with a strong link to long-term corporate performance and the creation of shareholder value.  At the time of IPO, the Company adopted the 2011 Plan, a stock-option compensation plan for its employees, officers, directors, and consultants. The 2011 Plan allows us the opportunity to grant options to purchase Common Shares. The Board of Directors does not award options to executive officers according to a prescribed formula or target. Instead, we take into account the individual’s position, scope of responsibility, ability to affect profits and the individual’s historic and recent performance and the value of the awards in relation to other elements of the executive officer’s total compensation. The Board of Directors will take previous grants of options (including, without limitation, under the Rollover Plan) into consideration when considering new grants of options under the 2011 Plan.

Termination Based Compensation

For payments due to our executive officers upon a change of control, and the acceleration of vesting of equity-based awards in the event of a change of control under our stock option plan, see “— The 2011 Plan”, “— The Rollover Plan” and “— Employment Agreements, Termination Benefits, Change of Control and Other Benefits”.

Comparator Group

The Company’s compensation program is developed with a view to provide competitive compensation that is in keeping with that offered by comparable companies in the consumer products and retail and distribution industries. In designing the Company’s compensation program, the Compensation Committee reviews, among other things, the compensation practices within a comparator group made up of companies sharing activity, scope and/or financial characteristics with the Company (the “Comparator Group”). The Comparator Group is currently composed of the following companies: Sturm Ruger, Kid Brands, Universal Electronics, Peet’s Coffee, Johnson Outdoors, Movado, Delta Apparel, Leap Frog, Kenneth Cole, Arctic Cat, Easton Bell Sports, as well as aggregate organizations in Mercer LLC’s benchmark database. The companies in the Comparator Group were chosen based on specific selection criteria including, among other things, market leader position of similar revenue size, premium brand in their industry, with research and design for their consumer product offerings. The Company also considers growth trajectory and geographical presence to determine the Comparator Group. The selected companies share similar economic and business challenges as the Company, making relative performance and compensation comparisons meaningful. The benchmark relied upon consists of salary, bonus and stock options. In addition, the Compensation Committee from time to time reviews and refers to various compensation studies.

Compensation Risk

While there has been no formal consideration by the Board of Directors or the Compensation Committee of the implications of risks associated with the Company’s compensation policies and practices, the current structure of the Company’s executive compensation arrangements are inherently designed not to encourage executive officers to expose the Company to inappropriate or excessive risks. The following elements of the Company’s executive compensation arrangements correlate to the long-term performance of the Company:

•                  compensation with a well-balanced mix of salary, annual cash bonus and options;

•                  the use of a performance metric, Adjusted EPS, that is aligned with the Company’s business growth strategy and the creation of shareholder value;

•                  the use of a sliding scale to grant annual cash bonuses (as opposed to an all-or-nothing proposition);

•                  policies and practices that are generally applied on a consistent basis to all executive officers;

•                  a four-year vesting period applicable to all options granted by the Company, which keeps optionees focused on long-term performance;

•                  the fact that the Company’s Insider Trading Policy prohibits insiders (which include, among others, the Company’s directors and executive officers) from engaging in short sales, calls and put options or buying Company securities on margin; and

•                  the fact that employment agreements of executive officers do not provide excessive severance in the case of termination.

Compensation Governance

Compensation Committee

The Compensation Committee has a variety of responsibilities relating to compensation, including establishing and administering policies with respect to compensation of executive officers of the Company, establishing compensation levels annually for the executive officers of the Company, reviewing and overseeing the administration by management of the Company’s general compensation and benefit programs, and reviewing annually the long-term goals and objectives of the CEO. Although two members of the Compensation Committee are director nominees of the Kohlberg Funds in accordance with the terms of the Nomination Rights Agreement, the Company believes that the interests of the Kohlberg Funds are aligned with the interest of Shareholders to ensure that the compensation process is objective and that the Company’s practices are designed to retain, motivate and reward senior executive officers for their performance and contribution to the Company’s long-term success.

The Compensation Committee of the Company is composed of three directors, Chris Anderson, Samuel P. Frieder, both nominees of the Kohlberg Funds, and Bob Nicholson who is independent. Mr. Anderson acts as chairman of the Compensation Committee. The Board of Directors has adopted a written charter describing the mandate of the Compensation Committee.

Mr. Anderson, currently a Partner with Kohlberg, has over 15 years of experience in providing executive oversight and business guidance to organizations across multiple industries, including Chronos Life Group, Katy Industries, Inc., and Phillips Plastics Corporation.  Mr. Frieder, having served as a key advisor and board member for numerous organizations over the past 20+ years, has adequate skills and experience related to making decisions on the suitability of the Company’s compensation policies and practices.  Mr. Nicholson, in his role of President and CEO of Hockey Canada since 1998, is responsible for the overall operations of the business, including oversight of over 100 staff members. He is experienced in both financial and operational aspects of managing the business including compensation practice.

Each member of the Compensation Committee has been in a senior leadership position in various organizations, and in those capacities obtained direct experience relevant to executive compensation, and has the skills and experience that enable the committee to make decisions on the suitability of the Company’s compensation policies and practices.

The responsibilities of the Compensation Committee include, among others:

•                  the establishment of key human resources and compensation policies, including all incentive and equity-based compensation plans;

•                  the performance evaluation of the CEO and the CFO, and determination of the compensation for the CEO, the CFO and other senior executives of the Company;

•                  succession planning, including the appointment, training and evaluation of senior management; and

•                  compensation of directors.

The Compensation Committee met one time last fiscal year. The chairman of the Compensation Committee reports to the Board on the Compensation Committee’s operations following each such Compensation Committee meeting.

The Compensation Committee is granted open access to information about the Company that is necessary or desirable to fulfill its duties and all directors, officers and employees are directed to cooperate as requested by its members. The Compensation Committee has the authority to retain, at the Company’s expense, independent compensation consultants or other advisors to assist the Compensation Committee in fulfilling its duties and responsibilities, including sole authority to retain and to approve any such firm’s fees and other retention terms without prior approval of the Board of Directors.

Compensation Consultants

No compensation consultant or advisor has, at any time since the Company’s most recently completed financial year, been retained to assist the Board of Directors or the Compensation Committee in determining compensation for any of the Company’s directors or executive officers.

Insider Trading Policy

The Company’s Insider Trading Policy provides guidelines and restrictions applicable to trading in securities of the Company and communication of material non-public information. The Insider Trading Policy prohibits short sales, calls and put options where the insider of the Company does not own the underlying security of the Company, or in the case of a short sale, an option currently exercisable thereof.  Further, insiders are not permitted to buy Company securities on margin and it is recommended that other than in the course of exercising an option, insiders of the Company do not buy and sell their Company securities within the same six month period other than as described above. The Insider Trading Policy does not otherwise address financial instruments designed to hedge or offset a decrease in the market value of equity securities granted as compensation or otherwise held directly or indirectly by an NEO or a director.

The Company recently made amendments to the Insider Trading Policy to permit insiders from time to time to establish an automatic securities disposition plan (“ASDP”), pursuant to which an insider may sell securities of the Company through a broker based on a set of pre-arranged instructions. ASDPs are designed to provide insiders who may, from time to time, possess material non-public information with the ability to buy or sell securities while availing themselves of an exemption from insider trading prohibitions and liability under subsection 175(2)(b) of the Securities Act (Ontario). Any ASDP adopted by an insider of the Company must comply with all applicable Canadian securities laws and regulations, and such other terms as set out in the Company’s policy as it may be amended from time to time. Eligible securities include rollover options, vested 2011 stock options and Common Shares held from time to time. When an insider establishes an ASDP, he or she must represent to the Company that he or she is not in possession of any material non-public information and is not attempting to evade applicable securities laws.

Compensation of Named Executive Officers

Summary Compensation Table

To the extent determinable on the date hereof, the following table sets out information concerning the Fiscal 2011, Fiscal 2012 and Fiscal 2013 compensation paid by the Company to the NEOs:

						Non-equity Incentive Plan Compensation
Name and Principal Position	Year	Salary	Share- Based Award	Option- Based Award(1)(2)		Annual Incentive Plans		Long- Term Incentive Plans	Pension Value	All Other Compensation(3)		Total Compensation
Kevin Davis,	2013	$516,600	N/A	$1,766,000	(4)	$357,000	(5)	N/A	N/A	Nil		$2,639,000
President and CEO
	2012	$482,000	N/A	Nil		$451,000		N/A	N/A	Nil		$933,000

	2011	$419,000	N/A	$791,000	(4)	$491,000		N/A	N/A	$175,000	(6)	$1,876,000

Amir Rosenthal,	2013	$363,000	N/A	$1,119,000	(4)	$222,000	(5)	N/A	N/A	Nil		$1,704,000
CFO and Executive
Vice President,	2012	$338,000	N/A	Nil		$238,000		N/A	N/A	Nil		$576,000
Finance &
Administration	2011	$311,000	N/A	$484,000	(4)	$279,000		N/A	N/A	$160,000	(6)	$1,234,000

							Non-equity Incentive Plan Compensation
Name and Principal Position	Year	Salary		Share- Based Award	Option- Based Award(1)(2)		Annual Incentive Plans		Long- Term Incentive Plans	Pension Value	All Other Compensation(3)		Total Compensation
Paul Gibson,	2013	$347,000		N/A	$815,000	(4)	$182,000	(5)	N/A	N/A	Nil		$1,344,000
Executive Vice,
President, Product	2012	$329,000		N/A	Nil		$234,000		N/A	N/A	Nil		$563,000
Creation & Supply Chain
	2011	$309,000		N/A	$394,000	(4)	$277,000		N/A	N/A	$15,000	(6)	$995,000

Thomas Mohns,	2013	$264,000		N/A	$772,000	(4)	$140,000	(5)	N/A	N/A	Nil		$1,176,000
Vice President
Lacrosse and	2012	$234,000		N/A	Nil		$172,000		N/A	N/A	Nil		$406,000
New Business	2011	$205,000		N/A	$265,000	(4)	$184,000		N/A	N/A	$80,000	(6)	$734,000

Angela Bass,	2013	$260,000		N/A	$640,000	(4)	$138,000	(5)	N/A	N/A	$28,000	(7)	$1,066,000
Vice President,
Human Resources	2012	$91,000	(7)	N/A	$156,000	(4)	$57,000		N/A	N/A	Nil		$304,000
	2011	N/A		N/A	N/A		N/A		N/A	N/A	N/A		N/A

(1)                                  Option-based awards are granted in Canadian dollars.

(2)                                  The Company estimates the fair value of its stock options awards on the date of grant using the Black-Scholes option pricing model. Compensation cost is recognized over the vesting period based on the number of options expected to vest using the graded vesting method. Expected volatility is based on an average volatility of comparable public companies. The risk-free interest rate is based on the Canadian Treasury Bill yield curve corresponding to the stock option’s expected term. The expected dividend yield is 0% as dividends are not expected to be paid during the expected term.

(3)                                  Other than as set out in Footnote (7) below none of the NEOs is entitled to perquisites or other benefits which, in the aggregate are worth over $50,000 or over 10% of their base salary.

(4)                                  Granted pursuant to the 2011 Plan. In Fiscal 2011, each of Kevin Davis, Amir Rosenthal, Paul Gibson and Thomas Mohns were granted 201,000, 123,000, 100,000 and 67,000 new options, respectively. These options were granted to the NEOs in consideration for past service and the value per share was determined to be Cdn$7.50 (which was equal to the IPO price of the Common Shares). In Fiscal 2012, Angela Bass was granted 67,000 new options. These options were granted on her hire date and the value per share was determined to be Cdn$6.63. In Fiscal 2013, each of Kevin Davis, Amir Rosenthal, Paul Gibson, Thomas Mohns and Angela Bass were granted 160,800, 110,800, 80,000, 53,600, and 53,600 new options, respectively. These options were granted to the NEOs on October 1, 2012 in consideration for past service and the value per share was determined to be Cdn$10.73. In Fiscal 2013, each of Kevin Davis, Amir Rosenthal, Paul Gibson, Thomas Mohns and Angela Bass were granted 250,000, 150,000, 110,000, 125,000, and 95,000 new options, respectively. These options were granted to the NEOs on February 27, 2013 in consideration for past service and the value per share was determined to be Cdn$11.81.

(5)                                  See “— Compensation Components — Annual Bonus”.

(6)                                  In connection with the Company’s IPO, the Board of Directors approved and paid a $750,000 cash bonus pool to be shared among the NEOs and certain officers and employees of the Company who dedicated additional time and took on additional responsibilities in connection with the success of the IPO.

(7)                                  Angela Bass, Vice President, Human Resources, was hired on January 9, 2012. In Fiscal 2012, her annualized salary would have been $250,000. In Fiscal 2013, Ms. Bass received $28,000 in perquisites, consisting of a $10,000 signing bonus and relocation expenses totaling $18,000.

Outstanding Share-Based Awards and Option-Based Awards

The following table summarizes the number of all awards outstanding as at May 31, 2013 for each NEO.

	Option-Based Award(1)					Share-Based Awards
						Number of
						Shares or	Market or	Market or
	Number of					Units	Payout Value	Payout Value
	Securities					of Shares	of Share-	of Vested
	Underlying				Value of	that	Based	Share-Based
	Unexercised	Option		Option	Unexercised	have not	Awards that	Awards not
	Options	Exercise		Expiration	In-The-Money	Vested	have not	Paid Out or
Name	(#)	Price		Date	Options	(#)	Vested	Distributed
Kevin Davis,	651,662	$3.38	(2)	April 2018	$4,765,000
President and CEO	100,000	$6.74	(3)	December 2019	$395,000
	100,500	$7.25	(4)	March 2021	$345,000
	160,800	$10.38	(5)	October 2022	$50,000
	250,000	$11.42	(6)	February 2023	Nil	N/A	N/A	N/A

Amir Rosenthal,	278,025	$3.38	(2)	September 2018	$2,033,000
CFO and Executive Vice	123,000	$7.25	(4)	March 2021	$422,000
President, Finance &	110,800	$10.38	(5)	October 2022	$34,000
Administration	150,000	$11.42	(6)	February 2023	Nil	N/A	N/A	N/A

Paul Gibson,	370,037	$3.38	(2)	April 2018	$2,706,000
Executive Vice President,	100,000	$7.25	(4)	March 2021	$343,000
Product Creation & Supply Chain	80,000	$10.38	(5)	October 2022	$25,000
	110,000	$11.42	(6)	February 2023	Nil	N/A	N/A	N/A

Thomas Mohns,	243,025	$3.38	(2)	April 2018	$1,777,000
Vice President, Lacrosse	67,000	$7.25	(4)	March 2021	$230,000
and New Business	53,600	$10.38	(5)	October 2022	$17,000
	125,000	$11.42	(6)	February 2023	Nil	N/A	N/A	N/A

Angela Bass,	67,000	$6.41	(7)	January 2022	$286,000
Vice President, Human	53,600	$10.38	(5)	October 2022	$17,000
Resources	95,000	$11.42	(6)	February 2023	Nil	N/A	N/A	N/A

(1)                                 Option-based awards are granted in Canadian dollars. For the purposes of translating the relevant exercise price and closing price at fiscal year-end into U.S. dollars, the noon rate of exchange posted by the Bank of Canada on May 31, 2013 was used. The closing price of the Company’s — Common Shares on the TSX on May 31, 2013 was Cdn$11.05, which is equivalent to US$10.68.

(2)                                 This represents the U.S. dollar equivalent of the exercise price of Cdn$3.49 based on the noon rate of exchange posted by the Bank of Canada on May 31, 2013.

(3)                                 This represents the U.S. dollar equivalent of the exercise price of Cdn$6.97 based on the noon rate of exchange posted by the Bank of Canada on May 31, 2013.

(4)                                 This represents the U.S. dollar equivalent of the exercise price of Cdn$7.50 based on the noon rate of exchange posted by the Bank of Canada on May 31, 2013.

(5)                                 This represents the U.S. dollar equivalent of the exercise price of Cdn$10.73 based on the noon rate of exchange posted by the Bank of Canada on May 31, 2013.

(6)                                 This represents the U.S. dollar equivalent of the exercise price of Cdn$11.81 based on the noon rate of exchange posted by the Bank of Canada on May 31, 2013.

(7)                                 This represents the U.S. dollar equivalent of the exercise price of Cdn$6.63 based on the noon rate of exchange posted by the Bank of Canada on May 31, 2013.

Value Vested or Earned During the Fiscal Year

Name	Option-Based Awards — Value Vested Or Earned During The Year		Share-Based Awards — Value Vested During The Year	Non-Equity Incentive Plan Compensation — Value Earned During The Year
Kevin Davis,	$229,000	(1)
President and CEO			N/A	N/A

Amir Rosenthal,	$140,000	(1)
CFO and Executive Vice President, Finance & Administration			N/A	N/A

Paul Gibson,	$114,000	(1)
Executive Vice President, Product Creation & Supply Chain			N/A	N/A

Thomas Mohns,	$76,000	(1)
Vice President, Lacrosse and New Business			N/A	N/A

Angela Bass,	$75,000	(2)
Vice President, Human Resources			N/A	N/A

(1)                                 This represents the value in U.S. dollars of the options that vested on March 11, 2013. The noon rate of exchange posted by the Bank of Canada on March 11, 2013 was used.

(2)                                 This represents the value in U.S. dollars of the options that vested on January 9, 2013. The noon rate of exchange posted by the Bank of Canada on January 9, 2013 was used.

Pension Benefits

The NEOs do not participate in any defined benefit pension plan of the Company.

Performance Graph

The following performance graph compares the total cumulative return of a Cdn$100 investment in the Common Shares made on March 10, 2011, being the date on which the Common Shares started trading on the TSX, with the cumulative return on the S&P/TSX Composite Index for the same period.

The Company completed its IPO in March 2011 and as such, there is limited history of its Common Shares trading on the TSX and it may not be possible to draw conclusions from short term trends. Since the IPO, the overall compensation to the Company’s executive officers has increased modestly, and the Company’s operating performance has steadily improved based on the following performance metrics: market share in ice hockey (53% in 2013 vs. 49% in 2011), Company-wide net revenues (31% increase Fiscal 2013 compared to Fiscal 2011) and Adjusted EPS (78% increase Fiscal 2013 compared to Fiscal 2011). As discussed above, the Company uses Adjusted EPS, an objective performance metric, to determine annual cash bonuses payable to its executive officers for Company performance. The Company believes that year-over-year growth in Adjusted EPS will lead to long-term shareholder value. The Company does not compensate its executive officers based on its stock price, which may fluctuate for factors outside the control of the Company, including macro-economic environmental risks.

The 2011 Plan

Under the 2011 Plan, options may be granted to the Company’s employees, officers, directors and consultants. The Board of Directors has delegated the administration of the 2011 Plan and all discretion of the Board of Directors under the 2011 Plan described below, subject to certain limitations, to the Compensation Committee of the Board of Directors. The following discussion is qualified in its entirety by the text of the 2011 Plan, which is set out in Exhibit 1 to Appendix B hereto.

The maximum aggregate number of Common Shares which may be subject to options under the 2011 Plan and any other proposed or established share compensation arrangement of the Company (other than the Rollover Plan) is 12% of the Company’s Common Shares outstanding from time to time (assuming the conversion of all Proportionate Voting Shares to Common Shares on the basis of 1,000 Common Shares for one Proportionate Voting Share). As a result, any increase in the issued and outstanding Shares will result in an increase in the available number of the Common Shares issuable under the 2011 Plan, and any exercises or termination, cancellation or expiry of options will make new grants available under the 2011 Plan, effectively resulting in a re-loading of the number of options available to grant under the 2011 Plan. The 2011 Plan does not limit insider participation, nor does the 2011 Plan provide for a maximum number of Common Shares which may be issued to an individual pursuant to the 2011 Plan.

Since the 2011 Plan’s inception, an aggregate of 3,415,997 options have been granted, of which 243,000 have been cancelled and 184,000 have been exercised, representing 9.7% of the issued and outstanding Common Shares of the Company on a non-diluted basis (assuming the conversion of all Proportionate Voting Shares to Common Shares on the basis of 1,000 Common Shares for one Proportionate Voting Share). Accordingly, as of the date hereof, an aggregate of 2,988,997 options are currently under grant, representing 9% of the issued and outstanding Common Shares of the Company on a non-diluted basis (assuming the conversion of all Proportionate Voting Shares to Common Shares on the basis of 1,000 Common Shares for one Proportionate Voting Share).

Unless otherwise determined by the Board of Directors, options vest at a rate of 25% of the initial grant per year over four years at each anniversary of the date of the grant. All options granted have an exercise price determined and approved by the Board of Directors at the time of grant, which shall not be less than the market value of the Common Shares at such time (determined in accordance with the 2011 Plan). Fair market value is defined as the weighted average trading price of a Common Share on the TSX for the five business days immediately prior to that date. In the case of a participant of the 2011 Plan whose compensation from the Company or any of its affiliates is subject to Section 409A of the United States Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations and other binding regulatory guidance thereunder, fair market value is rather the closing sale price of the Common Shares reported on the primary securities exchange on which the Common Shares are listed on the last business day on which such exchange is open for trading prior to the date of grant of such option.

Subject to any accelerated termination, options expire no later than 10 years after the date of granting, unless the expiry date falls within a black-out period or within nine business days after the end of such black-out period, in which case such expiration date will be automatically extended without any further act or formality to that date which is the 10th business day after the end of such black-out period.

Unless otherwise determined by the Board of Directors in its discretion at any time prior to or after the following events and in any option agreement, the right to exercise vested options granted pursuant to the 2011 Plan will expire on the earliest to occur of the following: (a) 10 years from the date of grant, (b) 365 days from the date of the optionee’s death, (c) 90 days from the date of the optionee’s disability or retirement or from the termination of the optionee’s employment or term in office without cause or voluntary resignation or from the date the participant ceases to be a director, and (d) immediately, in the case of termination of the optionee’s employment or term in office for cause. For greater certainty, any options that were not exercisable at the time of occurrence of events contemplated above immediately expire and are cancelled on such date.

The Board of Directors may advance the date on which any option may be exercised notwithstanding the vesting schedule set forth in such option, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration or, subject to applicable regulatory provisions and shareholder approval, extend the expiration date of any option, provided that the period during which an option is exercisable does not exceed 10 years from the date such option is granted.

Except as otherwise set forth in any option agreement, in the event of any change of control transaction in which there is an acquiring or surviving entity, the Board of Directors may provide for substitute or replacement options of similar value from, or the assumption of outstanding options by, the acquiring or surviving entity or one or more of its subsidiaries; provided, however, that in the event of a change of control transaction the Board of Directors may also take, as to any outstanding option, any one or more of the following actions:

•                  provide that any or all options shall thereupon terminate, provided that any such outstanding options that have vested shall remain exercisable until consummation of such change of control; or

•                  make any outstanding option exercisable in full.

For purposes of the 2011 Plan, a change of control means the occurrence of (a) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of 50% of the Company’s voting power is owned directly, or indirectly through one or more entities, by any person and its affiliates or associates (other than the Kohlberg Funds), or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company (other than in connection with an internal reorganization).

Notwithstanding anything contained to the contrary in the 2011 Plan, in the event of a change of control, a reorganization of the Company, an amalgamation of the Company, an arrangement involving the Company, a take-over bid (as that term is defined in the Securities Act (Ontario)) for all of the Common Shares or the sale or disposition of all or substantially all of the property and assets of the Company, the Board of Directors may make such provision for the protection of the rights of the optionees as the Board of Directors in its discretion considers appropriate in the circumstances, including, without limitation, changing the vesting for the options and/or the date on which any option expires.

The 2011 Plan also provides that appropriate adjustments, if any, will be made by the Board of Directors in connection with a reclassification, reorganization or other change of shares, consolidation, distribution, merger or amalgamation (in each case, a “Change in Capitalization”), in order to maintain the optionees’ economic rights in respect of their options in connection with such Change in Capitalization, including adjustments to the exercise price or the number of Common Shares to which an optionee is entitled upon exercise of options, or permitting the immediate exercise of any outstanding options that are not otherwise exercisable.

Except as specifically provided in an option agreement approved by the Board of Directors, options granted under the 2011 Plan may only be exercised during the lifetime of the optionee by such optionee personally (except that an optionee may transfer options for bona fide estate planning purposes to a corporation in respect of which the optionee is the sole shareholder, or to a family trust of which the optionee is the trustee or beneficiary).

Subject to compliance with the applicable rules of the TSX, the Board of Directors may amend the 2011 Plan or any option at any time without obtaining the approval of Shareholders of the Company, provided that such amendment shall (i) not adversely alter or impair any option previously granted, and (ii) be subject to any regulatory approvals including, where required, the approval of the TSX.

For greater certainty, based on current TSX rules, shareholder approval is not required for the following amendments and the Board of Directors may make any changes which may include but are not limited to:

•                  amendments of a “housekeeping” nature;

•                  a change to the provisions of any option governing vesting, assignability and effect of termination of a participant’s employment or cessation of a participant’s directorship;

•                  the introduction or amendment of a cashless exercise feature payable in cash or securities;

•                  the addition of a form of financial assistance and any amendment to a financial assistance provision which is adopted; and

•                  a change to advance the date on which any option may be exercised under the 2011 Plan.

In addition, the Board of Directors may, subject to regulatory approval, discontinue the 2011 Plan at any time without the consent of the optionees provided that such discontinuance shall not materially and adversely affect any options previously granted under the 2011 Plan.

For greater certainty, the Board of Directors is required to obtain shareholder approval to make the following amendments:

•                  any change to the maximum percentage of Common Shares issuable from treasury under the 2011 Plan;

•                  any amendment which reduces the exercise price of any option after the options have been granted;

•                  any amendment which extends the expiry date of any option beyond the original expiry date, except in case of an extension due to a black-out period; and

•                  any amendment to the amendment provisions of the 2011 Plan,

provided that Common Shares held directly or indirectly by insiders benefiting from the amendments shall be excluded when obtaining such shareholder approval.

On April 9, 2013, the Board of Directors passed a unanimous resolution amending and restating the 2011 Plan in order to, among other things, permit the exercise of options through a broker-assisted “cashless exercise”, including a “short sale” where a number of securities are sold to raise an amount equal to the exercise price of options exercised and the resulting proceeds are delivered to the Company. In a cashless exercise, the Company would issue such number of Common Shares having a market value equal to the “in-the-money” value of the aggregate number of options to be exercised in consideration for the surrender of such options. In such case, the dilution to the Company would be less than if all options were exercised for an equal number of underlying Common Shares. In addition, amendments of a “housekeeping nature” were made. The Board of Directors determined that the amendments did not adversely alter or impair the terms or conditions of the options previously granted to an optionee under the 2011 Plan.

The Rollover Plan

At the time of IPO, all of the predecessor options previously granted under the Predecessor Plan were exchanged for fully vested and exercisable rollover options issued under the Rollover Plan. Since the IPO, no rollover options have been cancelled and 1,121,741 rollover options have been exercised. Accordingly, as of the date hereof, an aggregate of 3,998,074 rollover options are currently under grant, representing 11% of the issued and outstanding Common Shares of the Company on a non-diluted basis (assuming the conversion of all Proportionate Voting Shares to Common Shares on the basis of 1,000 Common Shares for one Proportionate Voting Share).

The terms of the Rollover Plan are substantially similar to the terms of the 2011 Plan, except that all rollover options are fully vested and no further options may be granted under the Rollover Plan. The Board has delegated to the Compensation Committee responsibility for administering the Rollover Plan. The April 9, 2013 amendments with respect to the 2011 Plan described above were similarly made to the Rollover Plan. A copy of the second amended and restated Rollover Plan is available on SEDAR at www.sedar.com.

The DSU Plan

The purpose of the deferred share unit plan (“DSU Plan”) is to promote a greater alignment of interests between Eligible Directors (defined below) and shareholders of the Company. The Board has delegated to the Compensation Committee responsibility for administering the DSU Plan.

Deferred Share Units (“DSUs”) may be granted to any director (each, an “Eligible Director”) of the Company who is not an employee of the Company (or any subsidiary of the Company) or an employee of a shareholder who is an insider of the Company (as that term has meaning in the TSX Company Manual). Eligible Directors may elect to receive up to 100% of their directors’ compensation in the form of DSUs. Each DSU represents the right of the eligible director to receive, on a deferred basis and at the option of the Company, an award of one Common Share issued from treasury, purchased on the open market, the equivalent cash value or a combination thereof, subject to such vesting, forfeiture and other restrictions as the Compensation Committee may determine from time to time. DSUs are not assignable or transferable other than by will or the laws of descent and distribution.

A maximum of 100,000 Common Shares, representing approximately 0.29% of the Common Shares issued and outstanding (assuming conversion of Proportionate Voting Shares to Common Shares on the basis of 1,000 Common Shares for one Proportionate Voting  Share) on a non-diluted basis as of the date hereof are reserved for issuance under the DSU Plan, provided that Common Shares reserved for issuance pursuant to DSUs which are cancelled, terminated or settled without having been redeemed for Common Shares issued from treasury will again be available for issuance under the DSU Plan. The DSU Plan does not limit insider participation, nor does the DSU Plan provide for a maximum number of Common Shares which may be issued to an individual pursuant to the DSU Plan.

Since the DSU Plan’s inception, an aggregate of 13,035 DSUs have been granted (none have been cancelled or exercised), representing 0.04% of the issued and outstanding Common Shares of the Company on a non-diluted basis (assuming the conversion of all Proportionate Voting Shares to Common Shares on the basis of 1,000 Common Shares for one Proportionate Voting Share).

DSUs are issued on the first business day immediately following the last day of each fiscal quarter. The number of DSUs issued to each Eligible Director who elects to receive DSUs is determined by dividing the amount of the director’s quarterly remuneration to be provided in DSUs by the volume weighted average trading price of the Common Shares on the TSX for the five trading days ending on the trading day immediately preceding the first business day of the fiscal quarter in respect of which the DSUs are to be issued. If and when a dividend is paid on the Common Shares, each Eligible Director is allocated additional DSUs equal in value to the dividend paid on an equivalent number of Common Shares.

If an Eligible Director ceases, for any reason except as a result of death, to be a director of the Company, DSUs held by such Eligible Director may be redeemed from time to time at the election of such Eligible Director on or prior to December 15 in the first calendar year commencing after the date that the Eligible Director retires from or otherwise ceases to hold such positions. In the event of death of an Eligible Director, the Company will redeem all DSUs held by the Eligible Director within 90 days of the death. In the case of any Eligible Directors who is considered to be a “US Participant” under the DSU Plan, all DSUs held by such Eligible Director will be redeemed on the earlier of (i) such Eligible Director’s separation from service with the Company for any reason, and (ii) a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company.

In the discretion of the Company, each DSU will be redeemed for one Common Share or for cash equal to the weighted average trading price of the Common Shares on the TSX for the five trading days ending on the last trading day immediately preceding the applicable redemption date (or in the case of an Eligible Director who is a US Participant, the closing market price of Common Shares on the TSX on the trading date immediately preceding the applicable redemption date). Eligible Directors pay a nil purchase price for Common Shares acquired on the redemption of DSUs.

The Board may amend, suspend or terminate the DSU Plan, or any portion thereof, at any time, subject to those provisions of applicable rules, regulations and policies of the TSX, if any, that require the approval of shareholders.

For greater certainty, based on current TSX rules, shareholder approval shall not be required for the following amendments to the DSU Plan and the Board may make any changes which may include but are not limited to:

•                                         amendments of a “housekeeping” nature; and

•                                         a change to the provisions of any DSU governing vesting, assignability and effect of cessation of a participant’s directorship.

For greater certainty, the Board shall be required to obtain shareholder approval to make the following amendments to the plan:

•                                         any change to the maximum number of Common Shares issuable from treasury under the DSU Plan, including an increase to the fixed maximum number of Common Shares or a change from a fixed maximum number of Common Shares to a fixed maximum percentage; and

•                                         any amendment to the amendment provisions of the DSU Plan,

provided that any shares held directly or indirectly by insiders benefiting from the amendments shall be excluded when obtaining such shareholder approval.

With the consent of the Eligible Director affected thereby, the Compensation Committee may amend or modify any outstanding DSU in any manner to the extent that the Compensation Committee would have had the authority to initially grant the award as so modified or amended. However, no amendment, suspension or termination may materially adversely affect any DSUs, or any rights pursuant thereto, granted previously to any Eligible Director without the consent of that Eligible Director.

Securities Authorized for Issuance Under Equity Compensation Plans

The table below sets out the securities authorized for issuance under the Company’s equity compensation plan as of May 31, 2013:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Cdn$) (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by securityholders	N/A	N/A	N/A

Equity compensation plans not approved by securityholders:

Rollover Plan	3,998,074	4.36	—
2011 Plan	2,988,997	10.08	1,234,465
DSU Plan	5,930	N/A	94,070

Total:	6,993,001	6.81	1,328,535

Employment Agreements, Termination Benefits, Change of Control and Other Benefits

Each of the NEOs has an executive employment agreement with the Company.

The executive employment agreements for the NEOs provide for an indeterminate term, and that subject to any employee contributions, the NEO shall be entitled to participate in any and all employee benefit plans from time to time in effect for employees of the Company generally, except to the extent such plans are in a category of benefit otherwise provided to the NEO.

Each executive employment agreement provides that the Company may terminate a NEO’s employment at any time, without cause, by providing the NEO with notice by the Board of Directors, effective as of the date specified in such notice. In the event of such termination or the NEO’s resignation with good reason, the Company is obligated to (i) pay the NEO any earned, but unpaid base salary through the end of the month in which termination occurred, any unreimbursed business expenses and any accrued and unused paid time-off, as applicable (the “Accrued Obligations”); (ii) continue to pay the NEO his/her base salary at the rate in effect on the date of termination for a period of 12 to 24 months, as applicable, following such termination (the “Continuation Period”) in accordance with the Company’s normal payroll practices for its NEOs; (iii) continue to provide medical and dental benefits during the Continuation Period (subject to any employee contribution applicable to active employees generally and the NEO’s timely election of continuation coverage under COBRA); (iv) pay the NEO the annual bonus, if any, that would otherwise have been payable to him/her under the executive employment agreement with respect to the fiscal year of termination of employment, without regard to the NEO’s termination of employment; (v) pay the NEO the prior year bonus if not already paid; and (vi) continue to provide the NEO the annual bonus for the portion of the Continuation Period beginning after the fiscal year of termination of employment, based on actual performance for the full fiscal year, pro-rated as though the NEO remained employed through the last day of the Continuation Period. The Accrued Obligations shall be payable in a lump sum within 30 days following the date of the termination of employment. Each of the prior year bonus and the annual bonus, if any, shall be payable when annual bonuses for the applicable fiscal year are paid to other senior executives of the Company.

If the NEO’s employment is terminated by the Company without cause or the NEO terminates his/her employment for good reason, in each case, nine months prior to, or within 12 months following the consummation of a “Change of Control” (as defined in the 2011 Plan), the NEO shall be entitled to the same payments and benefits provided to those NEOs terminated without cause as stated above, provided that the Continuation Period shall be 24 months.

The U.S. Internal Revenue Code imposes an excise tax on certain “parachute payments” treated as payable in connection with or contingent upon certain “change in control” transactions where the total amount of payments to an affected individual exceeds a prescribed threshold based on the executive’s historical compensation. Our NEOs who are subject to U.S. income taxes could be subject to this excise tax for compensation (such as severance and the value of accelerated vesting on equity awards) that becomes payable to them in connection with a future change in control of the Company and we could be denied a compensation deduction for U.S. federal income tax purposes for the amount of such “parachute payments.” The employment agreements with our NEOs who are U.S. taxpayers contain provisions intended to mitigate the adverse impact to the NEOs from these potential excise taxes.

The following table sets out the estimated amounts that would be payable to each NEO if (i) his/her employment was terminated without cause (see “Termination” column), or (ii) the NEO’s employment is terminated by the Company without cause or the NEO terminates his/her employment for good reason, in each case, 9 months prior to, or within 12 months following the consummation of a “Change of Control” (see “Change of Control” column):

	Severance Payment(1)(2)
Executive Officer	Termination	Change of Control
Kevin Davis, President and CEO	$1,438,000	$2,429,000
Amir Rosenthal, CFO and Executive Vice President, Finance & Administration	$945,000	$1,613,000
Paul Gibson, Executive Vice President of Product Creation and Supply Chain	$1,631,000	$2,106,000
Thomas Mohns, Vice President, Lacrosse and New Business	$641,000	$1,107,000
Angela Bass, Vice President, Human Resources	$630,000	$1,087,000

(1)                                 Assumes the NEO was paid the bonus payment at target for Fiscal 2013.

(2)                                 Assumes a May 31 termination.

Each executive employment agreement provides for customary contractual covenants in favour of the Company, including a non-solicitation covenant in respect of employees, customers and vendors and a non-competition covenant throughout the United States, Canada or Europe, both of which apply for a period of 12 months following termination, and confidentiality and non-disparagement covenants in favour of the Company.

Director Compensation

The directors’ compensation program is designed to attract and retain qualified individuals to serve on the Board of Directors. The compensation program was updated following last year’s annual and special meeting of Shareholders held on October 17, 2012 and will be updated again immediately following the Meeting. The details of the Company’s compensation program are listed below, outlining the retainers and fees to be paid to the members of the Board.

	October 18, 2012 – October 16, 2013		October 17, 2013 and onwards
Annual Retainer	$		$
Non-Executive Chairman	90,000	(1)	140,000	(1)
Independent Director	41,000		90,000
Independent Committee Members (per committee)	2,000		2,000
Independent Committee Chairs	5,000		5,000

Attendance Fees (per meeting of the Board of Directors or any committee)	$	$
Attended in Person	2,000	2,000
Attended Telephonically	500	500

DSU Election Requirements	%	%
Minimum DSU election	—	50%
Maximum DSU election	100%	100%

(1)                                 This includes the annual retainer paid for being an Independent Director.

None of the directors nominated by the Kohlberg Funds (other than Richard W. Frank), nor Kevin Davis, our President and CEO, receives any compensation for serving as directors of our Company. In Fiscal 2013, Mr. Frank received $65,000 for providing certain consulting services to the Company pursuant to a consulting agreement with the Company. Immediately following the Meeting, this consulting arrangement will be terminated.

Under the DSU Plan, directors are entitled to elect to receive all or a portion of their compensation in the form of DSUs. In Fiscal 2013, a total of 5,930 DSUs were granted to C. Michael Jacobi, Bernard McDonell and Bob Nicholson.

All directors are entitled to be reimbursed for expenses incurred by them in their capacity as directors.

The following table sets out information concerning the Fiscal 2013 cash compensation paid by the Company to each of the directors listed below:

Name	Annual Retainer Earned(1) (2)	Attendance Fees Earned(2)	% paid in DSUs	Share- Based Awards(4)	Option- Based Awards	Non-Equity Incentive Plan Compensation	Pension Value	All Other Compensation	Total
Richard W. Frank	$35,000	$4,000	—	—	N/A	N/A	N/A	$65,000	$104,000
C. Michael Jacobi	—	—	100%	$22,000	N/A	N/A	N/A	—	$22,000
Bernard McDonell	$35,000	$4,000	70%	$30,000	N/A	N/A	N/A	—	$69,000
Bob Nicholson	$29,000	$4,000	50%	$11,000	N/A	N/A	N/A	—	$44,000
W. Graeme Roustan(3)	$13,000	$3,000	—	—	N/A	N/A	N/A	—	$16,000

(1)                                 Represents the director’s retainer and any chairman and committee membership fees.

(2)                                 As previously disclosed, effective after the last annual and special meeting of Shareholders held on October 17, 2012, the directors’ compensation program was updated. This table accounts for fees earned under the old compensation program from June 1, 2012 until October 17, 2012, and under the new compensation program from October 18, 2013 until May 31, 2013. The old compensation program paid each Independent Director, as well as W. Graeme Roustan and Richard Frank, an annual retainer of $35,000, a fee of $2,000 for serving on a committee, a fee of $5,000 for serving as chairman of a committee, a fee of $2,000 for each meeting attended in person and $500 for each meeting attended telephonically.

(3)                                 W. Graeme Roustan served as a director from June 1, 2012 until October 17, 2012 and as such, his remuneration is pro-rated.

(4)                                 The Market Value of Payout Value of Share-Based Awards that have not Vested is represented in U.S. dollars based on the noon rate of exchange posted by the Bank of Canada on May 31, 2013.

Outstanding Share-Based Awards and Option-Based Awards

The table below sets out the outstanding share-based awards and option-based awards as at May 31, 2013:

	Option-Based Award(1)						Share-Based Awards
Name(2)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price		Option Expiration Date		Value of Unexercised In-The- Money Options	Number of Shares or Units of Shares that have not Vested (#)	Market or Payout Value of Share-Based Awards that have not Vested(6)	Market or Payout Value of Vested Share-Based Awards not Paid Out or Distributed
				October
				2013/2014	(7)
				October
	892,460	$3.38	(3)	2013/2014	(7)	$6,526,000
	297,486	$6.74	(4)	October		$1,174,000
W. Graeme Roustan(7)	297,486	$10.12	(5)	2013/2014	(7)	$170,000	N/A	N/A	N/A
Richard W. Frank	278,025	$3.38	(3)	May 2018		$2,033,000	N/A	N/A	N/A
C. Michael Jacobi	N/A	N/A		N/A		N/A	2,052	$22,000	—
Bernard McDonell	N/A	N/A		N/A		N/A	2,852	$30,000	—
Bob Nicholson	N/A	N/A		N/A		N/A	1,026	$11,000	—

(1)        Option-based awards are granted in Canadian dollars.  For the purposes of translating the relevant exercise price and closing price at fiscal year-end into U.S. dollars, the noon rate of exchange posted by the Bank of Canada on May 31, 2012 was used. The closing price of the Company’s Common Shares on the TSX on May 31, 2013 was Cdn$11.05, which is equivalent to US$10.68.

(2)                              All compensation paid to Mr. Davis, who is a director and NEO, is disclosed under “Executive Compensation Discussion and Analysis — Compensation of Named Executive Officers”.

(3)                          This represents the U.S. dollar equivalent of the exercise price of Cdn$3.49 based on the noon rate of exchange posted by the Bank of Canada on May 31, 2013.

(4)                              This represents the U.S. dollar equivalent of the exercise price of Cdn$6.97 based on the noon rate of exchange posted by the Bank of Canada on May 31, 2013.

(5)                              This represents the U.S. dollar equivalent of the exercise price of Cdn$10.46 based on the noon rate of exchange posted by the Bank of Canada on May 31, 2013.

(6)                              The Market Value of Payout Value of Share-Based Awards that have not vested is represented in US dollars based on the noon rate of exchange posted by the Bank of Canada on May 31, 2013.

(7)                              W. Graeme Roustan served as a director from June 1, 2012 until October 17, 2012. Following Mr. Roustan’s service as a director of the Company, the expiration of his vested options were extended, with half expiring in October 2013, and the other half expiring in October 2014, in consideration for certain covenants in favor of the Company.

Value Vested or Earned During the Year

No Directors had option-based awards that vested during Fiscal 2013.

Indemnification and Insurance

The Company has a $40.0 million director and officer insurance program. In addition, the Company has indemnification agreements with each of its directors and officers. The indemnification agreements generally require that the Company indemnify and hold the indemnitees harmless to the greatest extent permitted by law for liabilities arising out of the indemnitees’ service to the Company as directors and officers, provided that the indemnitees acted honestly and in good faith and in a manner the indemnitees reasonably believed to be in or not opposed to the

Company’s best interests and, with respect to criminal and administrative actions or proceedings that are enforced by monetary penalty, the indemnitees had no reasonable grounds to believe that his or her conduct was unlawful. The indemnification agreements also provide for the advancement of defence expenses to the indemnitees by the Company.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

None of the directors, executive officers, employees, former directors, former executive officers or former employees of the Company, and none of their associates, is or has, within 30 days before the date of this Circular or at any time since the beginning of the most recently completed financial year, been indebted to the Company or another entity whose indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar agreement or understanding provided by the Company, except for routine indebtedness.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as set out below or as described elsewhere in this Circular, none of (i) the directors or executive officers of the Company, (ii) the Shareholders who beneficially own or control or direct, directly or indirectly, more than 10% of the voting shares of the Company, or (iii) any associate or affiliate of the persons referred to in (i) and (ii), has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction that has materially affected or is reasonably expected to materially affect the Company or any of its subsidiaries.

On June 29, 2012, the Company completed the acquisition of Cascade Helmets Holdings Inc. In connection with financing the acquisition, the Company entered into an agreement with the Kohlberg Funds, pursuant to which the Kohlberg Funds completed a concurrent private placement of the equivalent of 642,000 Common Shares (substantially all of the shares issued to the Kohlberg Funds were in the form of Proportionate Voting Shares) resulting in proceeds of Cdn$5,007,600. The private placement was completed at the same price per Common Share as under the public offering, at Cdn$7.80 per share.

ADVANCE NOTICE FOR NOMINATION OF DIRECTORS

Background

As discussed under “Business of the Meeting — Approval of Advance Notice for Nomination of Directors”, at the Meeting, Shareholders will be asked to consider and vote on the Advance Notice Resolution approving an amendment to the Articles of the Company to require advance notice for the nomination of directors.

A copy of the Advance Notice Resolution is attached hereto as Appendix C, and a copy of the proposed amendment to the Articles of the Company by adding the Advance Notice Provisions is set out in Exhibit 1 to Appendix C. The summary below is qualified in its entirety by the full text of the Advance Notice Provisions. To be effective, the Advance Notice Resolution must be approved by a majority of the votes cast by Shareholders voting in person or by proxy at the Meeting.

Purpose of the Advance Notice Provisions

The directors of the Company are committed to: (i) facilitating an orderly and efficient annual general meeting or, where the need arises, special meeting, process; (ii) ensuring that Shareholders receive adequate notice of the director nominations and sufficient information with respect to all nominees; and (iii) allowing Shareholders to register an informed vote having been afforded reasonable time for appropriate deliberation. The purpose of amending the Company’s Articles to include the Advance Notice Provisions is to provide Shareholders, directors and management of the Company with a clear framework for nominating directors. The Advance Notice Provisions fix a deadline by which holders of record of Common Shares and Proportionate Voting Shares must submit director nominations to the Company prior to any annual or special meeting of Shareholders. The Advance Notice Provisions also set forth the information that a Shareholder must include in the written notice to the Company for that notice to be in proper form to make a director nominee eligible for election at an annual or special meeting of Shareholders.

Terms of the Advance Notice Provisions

The Advance Notice Provisions provide that advance notice to the Company must be made and the procedures set out in the Articles must be followed for persons to be eligible for election to the Board of Directors. Nomination of persons for election to the Board may only be made at an annual meeting of Shareholders or at a special meeting of Shareholders called for any purpose which includes the election of directors to the Board.

Among other things, the Advance Notice Provisions fix a deadline by which holders of record of Shares must submit director nominations to the Corporate Secretary of the Company prior to any annual or special meeting of Shareholders and sets forth the specific information that a Shareholder must include in the written notice to the Corporate Secretary of the Company for an effective nomination to occur. No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Advance Notice Provisions.

In the case of an annual meeting of Shareholders, notice to the Company must be made not less than 30 nor more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement. In the case of a special meeting of Shareholders (which is not also an annual meeting), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

The Board of Directors may, in its sole discretion, waive any requirement of the Advance Notice Provisions.

CREATION OF PREFERRED SHARES

Background

As discussed under “Business of the Meeting — Approval of Creation of Preferred Shares”, at the Meeting, Shareholders will be asked to consider and vote on the Preferred Share Resolution approving an amendment to the Articles of the Company to create a class of Preferred Shares, without a maximum authorized number, issuable in series, with special and restrictions applicable to the class which permit the Board of Directors to create series and to attach special rights and restrictions to the Preferred Shares of each series if, as and when created, and approving consequential amendments to Part 26 of the Articles.

A copy of the Preferred Share Resolution is attached hereto as Appendix D, and a copy of the proposed amendment to the Company’s Articles by adding the Preferred Shares is set out in Exhibit 1 to Appendix D. The summary below is qualified in its entirety by the full text of the Preferred Share Provisions. To be effective, the Preferred Share Resolution must be approved by more than two-thirds of the votes cast by Shareholders voting in person or by proxy at the Meeting.

Purpose of the Preferred Shares

The Board of Directors believes that the creation of the Preferred Shares will provide management with greater flexibility in raising capital for the Company, permitting it to take advantage of acquisition opportunities or changes in the market that may arise from time to time.

The creation of Preferred Shares is advisable and in the best interests of the Company and Shareholders because it would permit the Company to issue such stock without Shareholder approval and, thereby, provide the Company maximum flexibility in structuring acquisitions, capital-raising transactions and for other corporate purposes. The Preferred Shares would enable the Company to respond promptly and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special Shareholders’ meeting to approve a contemplated stock issuance.

The availability of Preferred Shares may have certain negative effects on the rights of the holders of Shares. The actual effect of the issuance of any Preferred Share upon the rights of holders of Shares cannot be stated until the Board determines the specific rights of the holders of such Preferred Shares. The amendment will permit the Board, without future Shareholder approval, to issue the Preferred Shares with dividend, liquidation, conversion, voting or other rights, which are superior to and could adversely affect the voting power or other rights of the holders of Shares. Specifically, the Company will be in a position to issue securities which would grant to the holders thereof, preferences or priorities over the holders of Shares with respect to, among other things, liquidation, dividends and voting. This could result in holders of Shares receiving less in the event of a liquidation, dissolution or other winding up of the Company, reduce the amount of funds, if any, available for dividends on Shares, and dilute the voting power of the holders of Shares.

The Company does not view the amendment to the Articles as part of any “anti-takeover” strategy and the Company is not advancing it as the result of any known effort by any party to accumulate additional Shares or to obtaining voting control of the Company. However, the issuance of Preferred Shares could, under certain circumstances, have an anti-takeover effect. For example, in the event of a hostile takeover attempt, it may be possible for management and the Board to endeavor to impede the attempt by issuing Preferred Shares, thereby diluting or impairing the voting power of the other outstanding Common Shares or Proportionate Voting Shares and increasing the potential costs to acquire control of the Company.

The Board does not have any current plans to issue any Preferred Shares, and, subject to the overriding discretion of the Board, the creation of the class of Preferred Shares is not expected to cause any immediate changes to the Company’s outstanding capitalization.

CORPORATE GOVERNANCE

Board of Directors

Independence

The Board of Directors is comprised of nine directors. Currently three directors are considered independent, and following the Meeting, assuming each of the director nominees set out under “Nominees For Election to the Board of Directors” are elected at the Meeting, five directors will be considered independent. Pursuant to National Instrument 52-110 - Audit Committees, as amended from time to time (“NI 52-110”), an independent director is one who is free from any direct or indirect relationship which could, in the view of the Board of Directors, be reasonably expected to interfere with a director’s independent judgment.

Name	Independent	Non-Independent	Reasons for Non-Independence
Chris Anderson		X	Partner of Kohlberg
Kevin Davis		X	President and CEO of the Company
Samuel P. Frieder		X	Partner of Kohlberg
C. Michael Jacobi	X
Paul A. Lavoie	X
Matthew M. Mannelly	X
Bernard McDonell	X
Bob Nicholson	X
Gordon H. Woodward		X	Partner of Kohlberg

The Company has taken steps to ensure that adequate structures and processes are in place to permit the Board of Directors to function independently of management of the Company. Effective September 18, 2012, Bernard McDonell, an independent director, was appointed as non-executive Chairman of the Board. The independent directors are entitled to hold in-camera sessions without management present at meetings of the Board of Directors, if considered necessary. At the committee level, all members on the Audit Committee are independent directors, two members of the Corporate Governance and Nominating Committee are independent directors, and one member of the Compensation Committee is an independent director. (In accordance with the Nomination Rights Agreement, in the event that the Kohlberg Funds have the right to nominate at least one but not greater than two directors, each of the Corporate Governance and Nominating Committee and the Compensation Committee will have at least a majority of independent directors. See “Nomination Rights Agreement”.) Each of the charters of the committees of the Board of Directors generally provide that the committee will be granted unrestricted access to all information regarding the Company that is necessary or desirable to fulfill its duties and all directors, officers and employees of the Company will be directed to cooperate as requested by the members of the committee. In addition, each committee has the authority to retain, at the Company’s expense, independent legal, financial and other advisors, consultants and experts, to assist the committee in fulfilling its duties and responsibilities, including authority to retain and to approve any such firm’s fees and other retention terms.

Mandate of the Board of Directors

The Company’s Articles state that its Board of Directors must have a minimum of three and a maximum of 10 directors. Under the Nomination Rights Agreement, the number of directors is fixed at nine. The Board of Directors is responsible for supervising the management of our business and affairs. The Board of Directors’ key responsibilities relate to the stewardship of management, generally through the CEO to pursue the best interests of the Company, and include the following: review and approval of the strategic plan and in relation thereto approval of annual business and capital plans and policies and processes generated by management relating to the authorization of major investments and significant allocations of capital, supervision of senior management and succession planning including the appointment of the CEO and the Chairman of the Board of Directors and ensuring that other executives are in place to ensure sound management of us, ensuring that the Company has a communications policy in accordance with the guidance set out in National Policy 51-201 - Disclosure Standards in place, ensuring that we have risk management systems in place and also ensuring that we have appropriate internal controls and corporate governance policies in place, ensuring a business ethics, compliance and corporate governance mindset and creation of a culture of integrity throughout the organization, and review of the Company’s Code of Conduct and implementation procedures to ensure compliance. Under the mandate, the Board of Directors is entitled to engage outside advisers, at our expense, where, in the view of the Board of Directors, additional expertise or advice is required.

Position Descriptions

Separate Chairman and CEO Positions

The Company maintains separate Chairman of the Board and CEO positions, which allows the Board to be more effective in overseeing the Company’s affairs and holding management accountable for the Company’s activities.

The Chairman of the Board of Directors and Committee Chairmen

The Board of Directors has adopted a written position description for the Chairman of the Board of Directors setting out the Chairman’s responsibilities, including leadership and governance of the Board of Directors, the promotion of corporate social responsibility, the facilitation of Shareholder meetings, and the oversight of Board committees. The Board appointed a non-executive, independent director as its Chairman to help it function independently of management. The Board of Directors has also adopted mandates for each of its committees. These mandates set out the key roles and responsibilities of each committee chairman, which include duties relating to the setting of committee meeting agendas, preparing relevant information for distribution to committee members in advance of meetings, chairing committee meetings, reporting on committee activities to the Board, and working with the respective committee and management to ensure, to the greatest extent possible, the effective functioning of the committee.

The CEO

The primary functions of the CEO are to lead the management of our business and affairs, and to lead the implementation of the resolutions and the policies of the Board of Directors. As set out in the CEO’s position description approved by the Board of Directors, the duties and responsibilities of the CEO include leadership and governance, corporate social responsibility, strategic planning, business organization and development, and risk management and disclosure, among others.

Orientation and Continuing Education

We have an orientation program for any new directors under which a new director will meet separately with the Chairman of the Board of Directors and members of the senior executive team. A new director will be presented with a director manual that reviews Board of Directors policies and procedures, our current strategic plan, financial plan and capital plan, the most recent annual and quarterly reports and materials relating to key business issues. New directors will also receive training and preparation sessions in respect of IFRS.

The chairman of each committee is responsible for coordinating orientation and continuing director development programs relating to the committee’s mandate.

Code of Conduct

We have a written code of conduct (the “Code of Conduct”) that applies to all directors, officers, head office management and employees. The objective of the Code of Conduct is to provide guidelines for maintaining the integrity, reputation, honesty, objectivity and impartiality of the Company, its subsidiaries and business units. The Code of Conduct addresses conflicts of interest, protecting our assets, confidentiality, fair dealing with our securityholders, customers, suppliers, competitors and employees, insider trading, compliance with laws and reporting any illegal or unethical behaviour.

As part of our Code of Conduct, any person subject to the Code of Conduct is required to avoid or fully disclose interests or relationships that are harmful or detrimental to the Company’s best interests or that may give rise to real, potential or the appearance of conflicts of interest. The Board of Directors or the persons or committee appointed has the ultimate responsibility for the stewardship of the Code of Conduct.

The Company updated the Code of Conduct in May 2013 to include a “whistleblower” provision for reporting violations of the law, the Code of Conduct and the Company’s other corporate policies. The provision encourages persons subject to the Code of Conduct to talk with appropriate personnel within the Company when in doubt about the best course of action in a particular situation. The Company has instituted an open door policy to invite personnel to share questions or concerns with their supervisors, human resources representatives or a member of the Company’s legal department. In addition, the Company has set up a compliance hotline run by an independent call centre, through with persons subject to the Code of Conduct may report their concerns.

All persons subject to the Code of Conduct are required to provide, upon request, certification of compliance with the Code of Conduct, as well as compliance with all Company policies. The CEO is responsible for ensuring that certifications are obtained from time to time, as the CEO determines to be necessary, for all persons subject to the Code of Conduct and for providing written confirmation to the Board of Directors, upon the request of the Chairman of the Board of Directors, that such certifications have been obtained and summarizing the results thereof. In March 2012, the Company circulated and collected such certification forms from its worldwide employees and, in the case of new employees, including employees of newly acquired businesses, provides orientation on the Code of Conduct. The Company expects to collect certifications again from its worldwide employees in the current fiscal year.

The updated Code of Conduct has been filed with the Canadian securities regulatory authorities on SEDAR at www.sedar.com and is available on the Company’s website at www.bauerperformancesports.com.

Anti-Corruption Policy

In March 2013, the Company adopted a written anti-corruption policy (the “Anti-Corruption Policy”) that applies to all employees (including part-time and temporary employees) and directors of the Company and any of its subsidiaries. The objective of the policy is to ensure that the Company conducts its business with high standards of ethical conduct, not permitting corrupt business practices, whether taken directly or indirectly through third-parties, anywhere in the world. The Anti-Corruption Policy provides that the Company will not tolerate or permit bribery, corruption or unethical business practices of any kind. This applies to dealing with both government officials and commercial partners. The Company must comply with the policy regardless of local customs, regional practices, competitive conditions or perceived business necessity. The policy also provides that the Company must conduct due diligence on third-party business partners to confirm that their practices and policies are consistent with the Anti-Corruption Policy.

Board of Directors Committees

Our Board of Directors ensures that the composition of its committees meets applicable statutory independence requirements within the prescribed delays as well as any other applicable legal and regulatory requirements.

Audit Committee

The audit committee of the Company (the “Audit Committee”) is composed of a minimum of three directors, each of whom is financially literate and, each of whom is independent within the meaning of NI 52-110. The Audit Committee is composed of three directors, all of which are independent, C. Michael Jacobi, Bernard McDonell and Bob Nicholson. Mr. McDonell acts as chairman of the Audit Committee.

The relevant education and experience of each current member of the Audit Committee is described as part of his or her respective biography set out under “Nominees For Election to the Board of Directors”.

The Board of Directors has adopted a written charter for the Audit Committee (the “Charter of the Audit Committee”) which sets out the Audit Committee’s responsibility in reviewing the financial statements of the Company and public disclosure documents containing financial information and reporting on such review to the Board of Directors, ensuring that adequate procedures are in place for the review of the Company’s public disclosure documents that contain financial information, overseeing the work and reviewing the independence of the external auditors and reviewing, evaluating and approving the internal control procedures that are implemented and maintained by management. The Charter of the Audit Committee can be viewed in the Company’s Annual Information Form, available on SEDAR website www.sedar.com and the Company’s website at www.bauerperformancesports.com.

Corporate Governance and Nominating Committee

The Board of Directors has a corporate governance and nominating committee (the “Corporate Governance and Nominating Committee”) which is responsible for identifying new candidates for Board nomination and for recommending to the Board of Directors qualifications for directors including, among other things, the competencies, skills, business and financial experience, leadership roles and level of commitment required to fulfill Board of Director responsibilities.

After considering the qualifications that existing directors possess and that each new nominee will bring to the Board of Directors, the Corporate Governance and Nominating Committee is responsible for identifying candidates qualified for Board membership, and recommending to the Board of Directors nominees to be placed before the Shareholders at each annual meeting. In order to encourage an objective nomination process for new directors, the Corporate Governance and Nominating Committee considers potential candidates from a variety of sources and evaluates the suitability of such candidates using objective criteria determined by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for annually reviewing the performance of the Board of Directors and its committees against the objectives of their respective charters and mandates. In addition, it annually evaluates the contribution of the individual directors. The process for nominating directors is subject to the nomination rights of the Kohlberg Funds pursuant to the Nomination Rights Agreement described under “Nomination Rights Agreement”.

The Corporate Governance and Nominating Committee also ensures the Company develops and implements an effective and efficient approach to corporate governance that enables the business and affairs of the Company to be carried out, directed and managed with the objective of enhancing shareholder value. Its mandate includes the development of the Company’s Code of Conduct and monitoring compliance with the Code of Conduct. The Code of Conduct is available on SEDAR at www.sedar.com and the Company’s website at www.bauerperformancesports.com. From time to time, the Corporate Governance and Nominating Committee reviews the size, composition and operation of the Board and its committees as well as the performance of the chairmen of all of the committees of the Board.

The Corporate Governance and Nominating Committee of the Company is composed of three directors, Chris Anderson, C. Michael Jacobi and Bernard McDonell who is independent. Mr. McDonell acts as chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee has a written charter describing the mandate of such committee.

Compensation Committee

For a description of the composition and mandate of the Compensation Committee see “Executive Compensation Discussion and Analysis — Compensation Governance — Compensation Committee”.

Board and Committee Attendance

The following chart sets out the directors and number and percentage of meetings attended during Fiscal 2013:

Number and % of Meetings Attended
Director	Board	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Committees Total	Overall Attendance
Chris Anderson	7/7 (100%)	—	1/1 (100%)	3/3 (100%)	4/4 (100%)	11/11 (100%)
Kevin Davis	7/7 (100%)	—	—	—	—	7/7 (100%)
Richard R. Frank	6/7 (85%)	—	—	—	—	6/7 (85%)
Samuel P. Frieder	7/7 (100%)	—	1/1 (100%)	—	1/1 (100%)	8/8 (100%)
C. Michael Jacobi(1)	3/3 (100%)	2/2 (100%)	—	—	2/2 (50%)	5/5 (100%)
Shant Mardirossian(2)	7/7 (100%)	2/4 (50%)	—	—	2/4 (50%)	9/11 (81%)
Bernard McDonell	7/7 (100%)	4/4 (100%)	—	3/3 100%	7/7 (100%)	14/14 (100%)
Bob Nicholson	7/7 (100%)	4/4 (100%)	1/1 (100%)		5/5 (100%)	12/12 (100%)
W. Graeme Roustan(3)	4/4 (100%)	—	—	—	—	4/4 (100%)
Gordon H. Woodward	7/7 (100%)	—	—	3/3 100%	3/3 100%	10/10 (100%)

(1)                              C. Michael Jacobi only served as a director for the period from October 18, 2012 until May 31, 2013.

(2)                              Shant Mardirossian only served on the Audit Committee for the period from June 1, 2012 until October 17, 2012.

(3)                              W. Graeme Roustan only served as a director for the period from June 1, 2012 until October 17, 2012.

OTHER BUSINESS

Management is not aware of any matter intended to come before the Meeting other than those items of business set forth in the attached Notice of Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the form of proxy to vote in respect of those matters in accordance with their judgment.

ADDITIONAL INFORMATION

If you have any questions that are not answered by this Circular, or would like additional information, you should contact your professional advisors. You can also contact Equity Financial Trust Company, the Company’s transfer agent, at 200 University Avenue, Suite 300, Toronto, Ontario M5H 4H1 or by e-mail at investor@equityfinancialtrust.com should you have any questions regarding voting of your Shares.

Copies of the Company’s audited consolidated financial statements for the period ended May 31, 2013 together with the report of the auditor thereon, Management’s Discussion and Analysis of the Company’s financial condition and results of operations for Fiscal 2013, any interim financial statements of the Company for periods subsequent to the end of the Company’s last fiscal year, the current Annual Information Form, and this Circular are available free of charge on SEDAR at www.sedar.com and the Company’s website at www.bauerperformancesports.com.

APPROVAL BY DIRECTORS

The content and the sending to the Shareholders of this Circular have been approved by the Board of Directors of the Company.

Dated at Toronto, Ontario, this 9th day of September, 2013.

Kevin Davis
Chief Executive Officer

Appendix A

GLOSSARY OF TERMS

“2011 Plan” means the second amended and restated 2011 stock option plan of the Company, as amended from time to time.

“Accrued Obligations” has the meaning set out under the heading “Executive Compensation Discussion and Analysis — Employment Agreements, Termination Benefits, Change of Control and Other Benefits”.

“Adjusted EBITDA” means EBITDA (net income adjusted for income tax expense, depreciation and amortization, losses related to amendments to the Credit Facility, gain or loss on disposal of fixed assets, net interest expense, deferred financing fees, unrealized gains/losses on derivative instruments, and realized and unrealized gains/losses related to foreign exchange revaluation) before restructuring and other one-time or non-cash charges associated with acquisitions, pre-IPO sponsor fees, costs related to share offerings, as well as share-based payment expenses.

“Adjusted EPS” has the meaning set out under the heading “Executive Compensation and Analysis — Compensation Components —Annual Bonus”.

“Adjusted Net Income/Loss” means net income adjusted for all unrealized gains/losses related to derivative instruments and unrealized gains/losses related to foreign exchange revaluation, non-cash or incremental charges associated with acquisitions, amortization of acquisition related intangible assets for acquisitions since the IPO, costs related to share offerings, share-based compensation expense and other non-cash or one-time items.

“Advance Notice Provisions” has the meaning set out under the heading “Business of the Meeting — Approval of Advance Notice for Nomination of Directors”.

“Advance Notice Resolution” has the meaning set out under the heading “Business of the Meeting — Approval of Advance Notice for Nomination of Directors”.

“Annual Information Form” means the annual information form of the Company dated August 27, 2013.

“Anti-Corruption Policy” has the meaning set out under the heading “Corporate Governance — Anti-Corruption Policy”.

“Articles” means the articles of incorporation of the Company.

“ASDP” has the meaning set out under the heading “Executive Compensation Discussion and Analysis — Insider Trading Policy”.

“Audit Committee” has the meaning set out under the heading “Corporate Governance — Board of Directors Committees — Audit Committee”.

“Bauer” or “Company” means Bauer Performance Sports Ltd.

“BCBCA” means the British Columbia Business Corporations Act.

“Board” or “Board of Directors” means the board of directors of the Company.

“CEO” means chief executive officer.

“CFO” means chief financial officer.

“Change in Capitalization” has the meaning set out under the heading “Executive Compensation Discussion and Analysis — The 2011 Plan”.

“Charter of the Audit Committee” has the meaning set out under the heading “Corporate Governance — Board of Directors Committees — Audit Committee”.

“Circular” means this management information circular.

“Code of Conduct” has the meaning set out under the heading “Corporate Governance — Code of Conduct”.

“Common Shares” means the common shares of the Company.

“Comparator Group” has the meaning set out under the heading “Executive Compensation Discussion and Analysis — Comparator Group”.

“Compensation Committee” has the meaning set out under the heading “Executive Compensation Discussion and Analysis — Compensation Governance — Compensation Committee”.

“Continuation Period” has the meaning set out under the heading “Executive Compensation Discussion and Analysis — Employment Agreements, Termination Benefits, Change of Control and Other Benefits”.

“Corporate Governance and Nominating Committee” has the meaning set out under the heading “Corporate Governance — Board of Directors Committees — Corporate Governance and Nominating Committee”.

“DSUs” has the meaning set out under the heading “Executive Compensation Discussion and Analysis — The DSU Plan”.

“DSU Plan” has the meaning set out under the heading “Executive Compensation Discussion and Analysis — The DSU Plan”.

“Earnings Per Share” means the Company’s profit divided by its number of common outstanding shares.

“Eligible Director” has the meaning set out under the heading “Executive Compensation Discussion and Analysis — The DSU Plan”.

“Fiscal 2011” means the fiscal year ended May 31, 2011.

“Fiscal 2012” means the fiscal year ended May 31, 2012.

“Fiscal 2013” means the fiscal year ended May 31, 2013.

“IFRS” means the International Financial Reporting Standards.

“Insider Trading Policy” has the meaning set out under the heading “Executive Compensation Discussion and Analysis — Insider Trading Policy”.

“IPO” means the Company’s initial public offering of Common Shares completed on March 10, 2011.

“Kohlberg” means Kohlberg Management VI, LLC.

“Kohlberg Funds” means, collectively, Kohlberg TE Investors VI, LP, Kohlberg Investors VI, LP, Kohlberg Partners VI, LP, and KOCO Investors VI, LP, each of which is advised or managed by Kohlberg.

“KPMG” means KPMG LLP.

“KSGI” means Kohlberg Sports Group Inc., a Cayman Island Company.

“Majority Voting Policy” has the meaning set out under the heading “Business of the Meeting — Majority Voting Policy”.

“Meeting” means the annual and special meeting of Shareholders currently scheduled for October 16, 2013 at 10:00 a.m. (Toronto time).

“Named Executive Officers” or “NEOs” means the Company’s CEO and CFO and each of the three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000.

“NI 52-110” has the meaning set out under the heading “Corporate Governance — Board of Directors — Independence”.

“NI 54-101” means National Instrument 54-101 — Communications with Beneficial Owners of Securities of a Reporting Issuer.

“Nomination Rights Agreement” has the meaning set out under the heading “Nomination Rights Agreement”.

“Non-Registered Shareholder” means a non-registered holder of Shares.

“Notice of Meeting” means the notice of the Meeting attached to this Circular.

“Notice Package” means the package to be mailed to Shareholders, containing a notice with information prescribed by NI 54-101, and a form of proxy or a voting instruction form, in each case with a supplemental mail list return box for Shareholders to request they be included in the Company’s supplementary mailing list for receipt of the Company’s interim financial statements for Fiscal 2013.

“Predecessor Plan” means KSGI’s equity incentive plan dated April 16, 2008 that was terminated on March 10, 2011.

“Preferred Share Resolution” has the meaning set out under the heading “Business of the Meeting — Approval of Creation of Preferred Shares”.

“Preferred Shares” means the class of Preferred Shares, issuable in series, to be created if the Preferred Share Resolution is approved, as described under the heading “Creation of Preferred Shares”.

“Proportionate Voting Shares” means the proportionate voting shares of the Company.

“Record Date” has the meaning set out under the heading “General Proxy Matters — Record Date”.

“Registered Shareholder” means a registered holder of Shares.

“Rollover Plan” means the Predecessor Plan assumed by the Company on March 10, 2011 in connection with the exchange of predecessor options for fully vested and exercisable rollover options, as amended from time to time.

“Shareholders” mean the holders of Shares.

“Shares” mean, together, the Common Shares and the Proportionate Voting Shares.

“Stock Option Plan Renewal Resolution” has the meaning set out under the heading “Business of the Meeting — Approval of Stock Option Plan”.

“Target Bonus” has the meaning “Executive Compensation Discussion and Analysis — Compensation Components — Annual Bonus”.

“TSX” means the Toronto Stock Exchange.

Appendix B

STOCK OPTION PLAN RENEWAL RESOLUTION

In order to be effective, the following ordinary resolutions require approval by a majority of the votes cast by disinterested shareholders (excluding the votes of any directors and officers and their associates and affiliates entitled to participate in the 2011 Plan) present in person or by proxy at the Meeting. See “Business of the Meeting —Approval of Stock Option Plan”.

“WHEREAS:

1.                                      The Board of Directors adopted on March 10, 2011 the 2011 stock option plan (as amended and restated from time to time, the “2011 Plan”) which does not have a fixed maximum number of Common Shares issuable; and

2.                                      The rules of Toronto Stock Exchange provide that all unallocated options, rights or other entitlements under a security based compensation arrangement which does not have a fixed number of maximum securities issuable, be approved every three years.

BE IT RESOLVED THAT:

1.                                      All unallocated options under the 2011 Plan be and are hereby approved;

2.                                      The Company have the ability to continue granting options under the 2011 Plan until October 16, 2016, which is the date that is three years from the date of the shareholder meeting at which shareholder approval is being sought; and

3.                                      Any director or officer of the Company be and is hereby authorized to do such things and to sign, execute and deliver all documents that such director or officer may, in their discretion, determine to be necessary in order to give full effect to the intent and purpose of this resolution.”

It is the intention of the persons named in the accompanying instrument of proxy, if not expressly directed to the contrary in such instrument of proxy, to vote such proxies FOR the ordinary resolution authorizing the approval of the Stock Option Plan Renewal Resolution.

Exhibit 1 to Appendix B

SECOND AMENDED AND RESTATED 2011 STOCK OPTION PLAN

See attached

Bauer Performance Sports Ltd.

Second Amended and Restated 2011 Stock Option Plan

April 9, 2013

BAUER PERFORMANCE SPORTS LTD.

SECOND AMENDED AND RESTATED 2011 STOCK OPTION PLAN

ARTICLE 1
PURPOSE

1.1                               Purpose

The purpose of this Plan is to advance the interests of Bauer Performance Sports Ltd. (the “Corporation”) by enhancing the ability of the Corporation and any corporations owned or controlled by the Corporation (each a “Subsidiary”) to attract and retain employees, managers and directors, to reward such individuals for their sustained contributions and to encourage such individuals to take into account the long-term corporate performance of the Corporation and the creation of shareholder value through their participation in the Corporation’s share capital by receiving Common Shares.

ARTICLE 2
INTERPRETATION

2.1                               Definitions

When used herein the following terms have the following meanings, respectively:

“Affiliate” or “Affiliated”, with respect to any Person, means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person other than a natural Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

“Associate”, where used to indicate a relationship with an individual, means (i) any partner of that individual, and (ii) the spouse of that individual and that individual’s children, as well as that individual’s relatives and that individual’s spouse’s relatives, if they share that individual’s residence.

“Black-Out Period” means the period during which designated directors, officers, employees and consultants of the Corporation and, if applicable, any Subsidiary, cannot trade Common Shares pursuant to the Corporation’s insider trading policy which is in effect and has not been otherwise waived by the Board at that time (which, for greater certainty, does not include the period during which a cease trade order is in effect to which the Corporation, or in respect of an Insider, that Insider, is subject).

“Board” means the board of directors of the Corporation.

“Cause” with respect to any Participant (a) has the meaning, if any, set forth in the employment agreement then in effect, if any, between such Participant and the Corporation or any Subsidiary, or (b) if there is no such meaning set forth in such employment agreement or there is no such employment agreement then in effect, means the following events or conditions, as determined by the Board in its reasonable judgment: (i) willful misconduct of the Participant with regard to the Corporation and its Affiliates which constitutes a material breach of any of his or her obligations set forth in any written agreement governing the terms of the Participant’s service with the Corporation and the Subsidiaries as the same may then be in effect and such breach, if curable, has not been cured within fifteen (15) days after written notice by the Corporation or a Subsidiary to the Participant; (ii) fraud, embezzlement, theft or other material dishonesty by the Participant with respect to the Corporation or any of its Affiliates; (iii) the Participant’s material breach of his or her fiduciary duties as an officer or manager of the Corporation or any of its Affiliates, or as an

officer, trustee, director or other fiduciary of any pension or benefit plan of the Corporation or its Affiliates or willful misconduct which has, or could reasonably be expected to have, a material adverse effect upon the business, interests or reputation of the Corporation or any of its Affiliates and such breach or conduct, if curable, has not been cured within fifteen (15) days after written notice by the Corporation or a Subsidiary to the Participant; (iv) the Participant’s indictment for, or a plea of nolo contendere to, any felony or an analogous provision under the laws of a local jurisdiction; or (v) refusal or failure by the Participant to attempt in good faith to follow or carry out the reasonable written instructions of the Board which failure, if curable, does not cease within fifteen (15) days after written notice of such failure is given to the Participant by the Board.  For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interests of the Corporation.  Notwithstanding the foregoing, to the extent that (x) the Participant is a party to a service agreement with the Corporation or any Subsidiary which includes an alternative definition of Cause or (y) an alternative definition of Cause is provided in the Participant’s Option Agreement, “Cause” shall have the meaning assigned thereto in such service agreement or Option Agreement; provided that any alternative definition of Cause in the Option Agreement shall govern and supersede any alternative definition of Cause in such service agreement to the extent of any inconsistencies between such definitions.

“Change of Control” means the occurrence of (i)  any transaction or series of related transactions, whether or not the Corporation is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Corporation’s voting power is owned directly, or indirectly through one or more entities, by any Person and its Affiliates, other than Kohlberg Stockholders and their Affiliates or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation other than in connection with an internal reorganization.

“Committee” has the meaning set forth in Section 3.2 of this Plan.

“Common Shares” means the common shares of the Corporation.

“Corporation” has the meaning set forth in Section 1.1 of this Plan.

“Date of Grant” means, for any Option, the date specified by the Board at the time it grants the Option or, if no such date is specified, the date upon which the Option was granted.

“Director” means a member of the Board.

“Exercise Notice” means a notice in writing, in the form set out in Schedule B, signed by an Optionee and stating the Optionee’s intention to exercise a particular Option.

“Exercise Period” means the period of time during which an Option granted under this Plan may be exercised, provided, however, that the Exercise Period may not exceed 10 years from the relevant Date of Grant.

“Exercise Price” means the price at which a Common Share may be purchased pursuant to the exercise of an Option.

“Fair Market Value” means, with respect to any particular date, the weighted average trading price of a Common Share on the TSX for the five business days immediately prior to that date, or as applicable in Appendix 1.

“Insider” has the meaning given to such term in the Securities Act (Ontario), as such legislation may be amended, supplemented or replaced from time to time.

“Kohlberg Stockholders” means Kohlberg Investors VI, L.P. and Affiliates.

“Officer” means an officer of the Corporation.

“Option” means a non-assignable, non-transferable (other than as contemplated in Section 3.6 of this Plan) right to purchase Common Shares under this Plan.

“Option Agreement” means a signed, written agreement between an Optionee and the Corporation evidencing the terms and conditions on which an Option has been granted substantially in the form attached hereto at Schedule A.

“Optionee” means a Participant who has been granted one or more Options.

“Original Optionee” has the meaning set forth in Section 3.6 of this Plan.

“Participant” means a Director, an Officer, a director or an officer of any Subsidiary, or a current or past full-time or part-time employee or consultant of the Corporation or any Subsidiary and includes Registered Retirement Savings Plans or Registered Retirement Income Funds of which any such director, officer or individual employee or consultant is the annuitant, any corporation of which any such director, officer or individual employee or consultant is the sole shareholder and any family trust which such director, officer or individual employee or consultant is a trustee or beneficiary.

“Performance Vesting Condition” means any condition established by the Board, from time to time, which may include conditions based on the Participant’s personal performance and the financial performance of the Corporation, and that is to be used to determine the vesting of the Options.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Plan” means this Second Amended and Restated 2011 Stock Option Plan as it may be further amended or amended and restated from time to time.

“Proportionate Voting Shares” means the proportionate voting shares of the Corporation.

“Share Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares to one or more Directors, Officers, directors or officers of any Subsidiary, current or past full-time or part-time employees of the Corporation or any Subsidiary, Insiders or service providers or consultants of the Corporation or any Subsidiary including a share purchase from treasury by one or more Directors, Officers, directors or officers of any Subsidiary, current or past full-time or part-time employees of the Corporation or any Subsidiary, Insiders or service providers or consultants of the Corporation or any Subsidiary which is financially assisted by the Corporation or any Subsidiary by way of a loan, guarantee or otherwise.

“Subsidiary” has the meaning set forth in Section 1.1 of this Plan.

“Successor Corporation” means, for purposes of Section 5.3, the issuer of the shares or other securities into which the Common Shares are reclassified or reorganized, or otherwise changed into or exchanged for, or the Person resulting or continuing from a consolidation, merger or amalgamation as contemplated in Section 5.3.

“Termination Date” means in the case of an Optionee whose employment or term of office with the Corporation or any Subsidiary terminates in the circumstances set out in Subsection 4.8(a) or 4.8(b), the date that is designated by the Corporation or any Subsidiary, as the last day of the Optionee’s employment or term of office with the Corporation or such Subsidiary, provided that in the case of termination of employment or term of office by voluntary resignation by the Optionee, such date shall not be earlier than the date notice of resignation was given, and “Termination Date” specifically does not mean the date on which any period of reasonable notice that the Corporation or any Subsidiary may be required at law to provide to the Optionee would expire.

“Time Vesting Condition” has the meaning set forth in Section 4.4 of this Plan.

“Trading Day” means any day on which the TSX is opened for trading.

“TSX” means the Toronto Stock Exchange.

2.2                               Interpretation

(a)                                 Whenever the Board or, where applicable, the Committee is to exercise discretion in the administration of the terms and conditions of this Plan, the term “discretion” means the sole and absolute discretion of the Board or the Committee, as the case may be.

(b)                                 As used herein, the terms “Article”, “Section”, “Subsection” and “clause” mean and refer to the specified Article, Section, Subsection and clause of this Plan, respectively.

(c)                                  Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(d)                                 The words “including” and “includes” mean “including (or includes) without limitation”.

(e)                                  Unless otherwise specified, all references to money amounts are to Canadian currency.

(f)                                   In the case of an individual who was granted Options and who has transferred such Options to the Registered Retirement Savings Plan or the Registered Retirement Income Fund of which he is the annuitant, or to a corporation of which he is the sole shareholder, or to a family trust of which he is the trustee or beneficiary, such individual shall be the Participant or the Optionee for the purposes of the definitions “Disabled”, “Disability” and “Termination Date” and also for the purpose of the death of the Participant or Optionee.

ARTICLE 3
ADMINISTRATION

3.1                               Administration

Subject to Section 3.2, this Plan will be administered by the Board and the Board has sole and complete authority, in its discretion, to:

(a)                                 determine the individuals (from among the Participants) to whom Options may be granted;

(b)                                 grant Options in such amounts and, subject to the provisions of this Plan, on such terms and conditions as it determines including:

(i)                                           the time or times at which Options may be granted;

(ii)                                        the Exercise Price;

(iii)                                     the time or times when each Option vests and becomes exercisable and, subject to Section 4.3, the duration of the Exercise Period;

(iv)                                    whether any Option is subject to any Performance Vesting Condition;

(v)                                       whether restrictions or limitations are to be imposed on the Options and the nature of such restrictions or limitations (including the conditions of exercise set forth in Article 4); and

(vi)                                    any acceleration of exercisability or waiver of termination regarding any Option, based on such factors as the Board may determine;

(c)                                  interpret this Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to this Plan; and

(d)                                 make all other determinations, settle all controversies and disputes that may arise under this Plan and take all other actions necessary or advisable for the implementation and administration of this Plan.

(e)                                  The Board’s determinations and actions under this Plan are conclusive and binding on the Corporation and all other Persons.  The day-to-day administration of this Plan may be delegated to such officers and employees of the Corporation as the Board determines.

3.2                               Delegation to Committee

To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee of the Board (the “Committee”) all or any of the powers conferred on the Board under this Plan.  In such event, the Committee will exercise the powers delegated to it by the Board in the manner and on the terms authorized by the Board.  Any decision made or action taken by the Committee arising out of or in connection with the administration or interpretation of this Plan in this context is final and conclusive.

No member of the Board or of the Committee shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of this Plan or any Options granted hereunder, nor shall any member of the Board be liable for any action or determination taken or made in good faith by the Committee or a member thereof.

3.3                               Eligibility

All Participants are eligible to participate in this Plan, subject to Section 4.8. Eligibility to participate does not confer upon any Participant any right to be granted Options pursuant to this Plan.  The extent to which any Participant is entitled to be granted Options pursuant to this Plan will be determined in the sole and absolute discretion of the Board.

3.4                               Total Common Shares Subject to Options

(a)                                 The maximum number of Common Shares reserved for issuance under this Plan, together with all other Share Compensation Arrangements other than the Bauer Performance Sports Ltd. Rollover Stock Option Plan, at any time shall be no greater than 12% of the total issued and outstanding Common Shares of the Corporation outstanding from time to time (assuming the conversion of all Proportionate Voting Shares to Common Shares).  If any Option granted under this Plan is exercised, terminates, expires or is cancelled, new Options may thereafter be granted covering such Common Shares, subject to any required prior approval by any applicable stock exchange. At all times, the Corporation will reserve and keep available a sufficient number of Common Shares to satisfy the requirements of all outstanding Options granted under this Plan.

(b)                                 No Option may be granted if such grant would have the effect of causing the total number of Common Shares subject to Options to exceed the total number of Common Shares reserved for issuance pursuant to the exercise of Options and set forth in Subsection 3.4(a).

3.5                               Option Agreements

All grants of Options under Section 4.1 of this Plan will be evidenced by Option Agreements.  Such Option Agreements will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan, applicable law and the rules of the TSX or other stock exchange upon which the Common Shares are listed and any other provisions that the Board may, in its discretion, determine.  Any one Director or Officer is authorized and empowered to execute and deliver, for and on behalf of the Corporation, an Option Agreement to each Optionee.

3.6                               Non-transferability

Subject to Section 4.8 and except as specifically provided in an Option Agreement approved by the Board, Options granted under this Plan may only be exercised during the lifetime of the Optionee by such Optionee personally. No sale, assignment, encumbrance or other transfer of Options, whether voluntary, involuntary, by operation of law or otherwise (other than upon the death of the Optionee), vests any interest or right in such Options whatsoever in any assignee or transferee (except that an Optionee may transfer Options to Registered Retirement Savings Plans or Registered Retirement Income Funds of which he is the annuitant, to a corporation in respect of which the Optionee is the sole shareholder or to a family trust for bona fide estate planning purposes, in each case, with the prior written approval of the Corporation) and immediately upon any assignment or transfer, or any attempt to make the same, such Options will terminate and be of no further force or effect. If any Optionee (the “Original Optionee”) has transferred Options to a Registered Retirement Savings Plan or a Registered Retirement Income Fund or a corporation or a family trust pursuant to this Section 3.6, such Options will terminate and be of no further force or effect if at any time the Original Optionee should cease to be the annuitant of such Registered Retirement Savings Plans or Registered Retirement Income Funds or cease to own all of the issued shares of such corporation or cease to be a trustee or a beneficiary of the family trust, as the case may be, other than by reason of death, in which case the provisions of Section 4.8 shall apply, mutatis mutandis.

ARTICLE 4
GRANT OF OPTIONS

4.1                               Grant of Options

The Board may, from time to time by resolution, subject to the provisions of this Plan (including Appendix 1 hereto which is applicable to Participants whose compensation is subject to Section 409A of the United States Internal Revenue Code of 1986, as amended, notwithstanding the other provisions of this Plan) and such other terms and conditions as the Board may prescribe, grant Options to any individual from among the Participants.

4.2                               Exercise Price

The Exercise Price for Common Shares that are the subject of any Option shall be fixed by the Board or the Committee, as the case may be, when such Option is granted, but shall not be less than the Fair Market Value of such Common Shares at the time of the grant.

4.3                               Expiration of Options

Subject to any accelerated termination as set forth in this Plan (including, without limitation, as provided in Sections 4.8 and 4.9), each Option expires on the 10th anniversary of the Date of Grant.  Unless otherwise determined by the Board or the Committee, all unexercised Options shall be cancelled at the expiry of such Options.

Should the expiration date for an Option fall within a Black-Out Period or within nine Trading Days following the expiration of a Black-Out Period, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth Trading Day after the end of the Black-Out Period, such tenth Trading Day to be considered the expiration date for such Option for all purposes under this Plan. Notwithstanding Article 6 hereof, the ten Trading Day period referred to in this Section 4.3 may not be extended by the Board.

4.4                               Vesting

Unless otherwise specified in the Option Agreement entered into in connection with the grant of such Option, Options will vest over a four-year period, as to twenty-five percent (25%) of the Options on each anniversary of the Date of Grant, commencing on the first anniversary of the Date of Grant (the “Time Vesting Condition”).  The Options may also be subject to Performance Vesting Conditions.  Unless otherwise specified in the Option Agreement entered into in connection with the grant of such Option, an Option will be capable of exercise on vesting.

4.5                               Conditions of Exercise and Exercise Period

An Option remains exercisable until expiration or termination of the Option in accordance with the Plan, unless otherwise specified by the Board in the Option Agreement.  Each Option may be exercised at any time or from time to time, in whole or in part, for up to the total number of Common Shares with respect to which it is then exercisable.  For greater certainty, no Option shall be exercised by a Participant during a Black-Out Period.  Subject to the provisions of this Plan and any Option Agreement, Options shall be exercised by the Participant delivering to the Corporation a fully completed Exercise Notice together with a bank draft or certified cheque in an amount equal to the aggregate Exercise Price of the Common Shares to be purchased plus an amount sufficient to cover the withholding taxes payable on the exercise of such Options.

4.6                               Payment of Exercise Price

No Common Shares will be issued or transferred until full payment for the Common Shares to be purchased and an amount sufficient to cover any withholding taxes payable on the exercise of such Options (to the extent required to be withheld by the Corporation) has been received by the Corporation.  As soon as practicable after receipt of any Exercise Notice, along with such full payment, the Corporation will forthwith cause the transfer agent and registrar of the Common Shares to deliver to the Optionee a certificate or certificates in the name of the Optionee or a statement of account, at the discretion of the Optionee, representing in the aggregate the purchased Common Shares.

4.7                               Use of an Administrative Agent and Trustee

The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer the Options granted under this Plan and to act as trustee to hold and administer the assets that may be held in respect of Options granted under this Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion.  The Corporation and the administrative agent will maintain records showing the number of Options granted to each Optionee under this Plan as well as records showing any assignments or transfers of Options by an Optionee as permitted under Section 3.6. The administrative agent shall be permitted to arrange a broker assisted “cashless exercise”, including a “short sale” for such number of Common Shares to be sold as is necessary to raise an amount equal to the amount specified in Section 4.6, and to cause the proceeds from the sale of such Common Shares to be delivered to the Corporation along with the Exercise Notice, promptly following which the Corporation shall issue the Common Shares underlying the number of Options exercised to the account designated by the administrative agent, acting on the instructions of the Participant.

4.8                               Termination of Service

(a)                                 All Options held by the Participant (whether vested or unvested) shall terminate automatically upon the termination of the Participant’s service with the Company or any of its Subsidiaries for any reason other than as set forth in Section 4.8(b).

(b)                                 In the case of a termination of the Participant’s service by reason of (A) termination by the Company or any of its Subsidiaries other than for Cause, (B) the Participant’s death, or (C) voluntary resignation or for ceasing to be a Director or a director of a Subsidiary, only the Participant’s unvested Options shall terminate automatically as of such date, and any time during the ninety (90) day period commencing on the date of such termination of service (or, if earlier, the Termination Date), the Participant (or his or her executor or administrator, or the Person or

Persons to whom the Participant’s Share Options are transferred by will or the applicable laws of descent and distribution) will be eligible to exercise his vested Options and upon the 90th day following such termination of service (or, if earlier, the Termination Date) any Options that have not been exercised shall automatically terminate.

(c)                                  For greater certainty, where an Optionee’s employment or term of office terminates by reason of termination by the Corporation or any Subsidiary for Cause then any Options held by the Optionee, whether or not vested at the Termination Date, immediately expire and are cancelled on the Termination Date or at a time as may be determined by the Board, in its sole discretion.

(d)                                 An Optionee’s eligibility to receive further grants of Options under this Plan ceases as of the date that the Corporation or any Subsidiary provides the Optionee with written notification that the Optionee’s employment or term of office, as the case may be, is terminated, notwithstanding that such date may be prior to the Termination Date.

(e)                                  For the purposes of the Plan, an Optionee shall not be deemed to have terminated service where: (i) the Optionee remains in employment or office within or among the Corporation or any Subsidiary or (ii) the Optionee is on a leave of absence approved by the Board.

4.9                               Discretion to Permit Exercise

Notwithstanding the provisions of Sections 4.3, 4,4, 4.5, 4.8 and 4.9 the Board may, in its discretion, at any time prior to or following the events contemplated in such Sections and in any Option Agreement, permit the exercise of any or all Options held by the Optionee in the manner and on the terms authorized by the Board, provided that, subject to an extension pursuant to Section 4.3 resulting from a Black-Out Period, the Board will not, in any case, authorize the exercise of an Option pursuant to this Section beyond the 10-year expiration of the Exercise Period of the particular Option.

4.10                        Change of Control

Except as otherwise set forth in any Option Agreement, in the event of any Change of Control transaction, the Board may provide for substitute or replacement options of similar value from, or the assumption of outstanding Options by, the acquiring or surviving entity, any such substitution, replacement or assumption to be on such terms as the Board in good faith determines; provided, however, that in the event of a Change of Control transaction the Board may take, as to any outstanding Option, any one or more of the following actions:

(a)                                 provide that any or all Options shall thereupon terminate; provided that any such outstanding Options that have vested shall remain exercisable until consummation of such Change of Control; and

(b)                                 terminate any Option where the Exercise Price of such Option is equal to or greater than the fair market value of a Common Share, as determined in the sole discretion of the Board.

4.10                        Conditions of Exercise

Each Optionee will, when requested by the Corporation, sign and deliver all such documents relating to the granting or exercise of Options which the Corporation deems necessary or desirable.

ARTICLE 5
SHARE CAPITAL ADJUSTMENTS

5.1                               General

The existence of any Option does not affect in any way the right or power of the Corporation or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the

Corporation’s capital structure or its business, or any amalgamation, combination, plan of arrangement, merger or consolidation involving the Corporation, to create or issue any bonds, debentures, Proportionate Voting Shares, Common Shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this Section would have an adverse effect on this Plan or any Option granted hereunder.

5.2                               Reorganization of the Corporation’s Capital

(a)                                 In the event of any subdivision of the Common Shares into a greater number of Common Shares at any time after the grant of an Option to a Optionee and prior to the expiration of the Exercise Period of such Option, the Corporation will deliver to such Optionee at the time of any subsequent exercise of such Option in accordance with the terms hereof in lieu of the number of Common Shares to which such Optionee was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Common Shares as such Optionee would have held as a result of such subdivision if on the record date thereof the Optionee had been the registered holder of the number of Common Shares to which such Optionee was theretofore entitled upon such exercise.

(b)                                 In the event of any consolidation of Common Shares into a lesser number of Common Shares at any time after the grant of an Option to any Optionee and prior to the expiration of the Exercise Period of such Option, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of such Option in accordance with the terms hereof in lieu of the number of Common Shares to which such Optionee was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Common Shares as such Optionee would have held as a result of such consolidation if on the record date thereof the Optionee had been the registered holder of the number of Common Shares to which such Optionee was theretofore entitled upon such exercise.

5.3                               Other Events Affecting the Corporation

If, at any time prior to the expiration of the Exercise Period of such Option, the Common Shares shall be reclassified, reorganised or otherwise changed into or exchanged for a different number or class of shares or other securities of the Corporation or of a Successor Corporation (otherwise than as specified in Section 5.1 and Section 5.2 hereof), or the Corporation shall consolidate, merge or amalgamate with or into another Person, the Optionee will, subject to the provisions of Article 6 hereof, be entitled to receive at the time of any subsequent exercise of such Option in accordance with the terms hereof and will accept in lieu of the number of Common Shares then subscribed for an aggregate consideration payable therefor, adjusted, if necessary, to preserve proportionately the rights and obligations of the Optionee, the aggregate number of shares of the appropriate class or other securities of the Corporation or the Successor Corporation (as the case may be) or other consideration from the Corporation or the Successor Corporation (as the case may be) that such Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change or exchange of shares or, subject to the provisions of Article 6 hereof, as a result of such consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization or other change or exchange of shares or the effective date of such consolidation, merger or amalgamation, as the case may be, such Optionee had been the registered holder of the number of Common Shares to which such Optionee was immediately theretofore entitled upon such exercise.

5.4                               Distribution to Securityholders

If, at any time prior to the expiration of the Expiration Period of such Option, the Corporation makes a distribution to all holders of Common Shares of shares or other securities, cash, evidences of indebtedness or other assets in the capital of the Corporation (excluding a regular ordinary course dividend in cash or Common Shares, but including common shares or equity interests in a subsidiary or business unit of the Corporation or one of its Subsidiaries or cash proceeds of the disposition of such a subsidiary or business unit), or should the Corporation effect any transaction or change having a similar effect, then the Exercise Price, or the number of Common Shares to which the

Optionee is entitled upon exercise of Options, or any combination thereof, will be adjusted to take into account such distribution, transaction or change.  Subject to the TSX approval, the Board will determine the appropriate adjustments to be made in such circumstances in order to maintain the Optionee’s economic rights in respect of their Options in connection with such distribution, transaction or change.

5.5          Immediate Exercise of Options

Where the Board determines that the steps provided in Sections 5.1 and 5.2 would not preserve proportionately the rights and obligations of the Optionees in the circumstances or otherwise determines that it is appropriate, the Board may permit the immediate exercise of any outstanding Options that are not otherwise exercisable.

5.6          Issue by Corporation of Additional Common Shares or Proportionate Voting Shares

Except as expressly provided in this Article 5, neither the issue by the Corporation of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to: (i) the number of Common Shares that may be acquired on the exercise of any outstanding Options, or (ii) the Exercise Price of any outstanding Options.

5.7          Fractions

No fractional Common Shares will be issued on the exercise of an Option.  Accordingly, if, as a result of any adjustment pursuant to this Article 5, an Optionee would become entitled to a fractional Common Share, the Optionee has the right to acquire only the adjusted number of whole Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded.

5.8          Conditions of Exercise

The Plan and each Option are subject to the requirement that if at any time the Board determines that the listing, registration or qualification of the Common Shares subject to such Option upon any stock exchange or under any provincial, state or federal law, or the consent or approval of any governmental body or stock exchange or of the holders of the Common Shares generally, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of Common Shares thereunder, no such Option may be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.  The Optionees shall, to the extent applicable, cooperate with the Corporation in relation to such listing, registration, qualification, consent or other approval and shall have no claim or cause of action against the Corporation or any of its directors or officers as a result of any failure by the Corporation to obtain or to take any steps to obtain any such registration, qualification or approval.

ARTICLE 6
AMENDMENT OR DISCONTINUANCE OF THE PLAN

Subject to compliance with the applicable rules of the TSX, the Board may from time to time amend, suspend or terminate this Plan, or the terms of any previously granted Option, without obtaining the approval of shareholders of the Corporation, provided that no such amendment to the terms of any previously granted Option may, except as expressly provided in the Plan, or with the written consent of the Optionee, adversely alter or impair the terms or conditions of such Option previously granted to such Optionee under this Plan.

Any amendment to this Plan, or to the terms of any Option previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange, including receipt of any required approval from such governmental entity or stock exchange.

If this Plan is terminated, the provisions of this Plan and any administrative guidelines or other rules adopted by the Board and in force at the time of such termination shall continue in effect as long as any Options under the Plan or any rights pursuant thereto remain outstanding. Notwithstanding such termination of the Plan, the Board may make any amendments to the Plan or to the terms of any outstanding Options that it would be entitled to make if the Plan were still in effect.

ARTICLE 7
MISCELLANEOUS PROVISIONS

7.1          Legal Requirement

This Plan, and the Options granted under this Plan, shall at all times be subject to the ongoing requirements of applicable law and the rules of the TSX or other stock exchange upon which the Common Shares are listed.

The Corporation is not obligated to grant any Options, issue any Common Shares or other securities, make any payments or take any other action if, in the opinion of the Board, in its sole discretion, such action would constitute a violation by a Participant or the Corporation of any provision of any applicable statutory or regulatory enactment of any government or government agency.

7.2          Conformity to Plan

In the event that an Option is granted or an Option Agreement is executed which does not conform in all particulars with the provisions of this Plan, or purports to grant Options on terms different from those set out in this Plan, the Option, or the grant of such Option shall not be in any way void or invalidated, but the Option so granted will be adjusted to become, in all respects, in conformity with this Plan.

7.3          Optionee’s Entitlement

Except as otherwise provided in this Plan, Options previously granted under this Plan, whether or not then vested or exercisable, are not affected by any change in the ownership of the Corporation.

7.4          Expenses

All fees and expenses incurred by the Corporation in connection with this Plan shall be borne by the Corporation.  All expenses incurred by a Participant in connection with a grant or exercise of Options, including all fees and expenses of financial or legal advisors retained by such Participant in connection therewith, shall be borne by the Participant.

7.5          Withholding Taxes

The exercise of each Option granted under this Plan is subject to the condition that if at any time the Corporation determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such exercise, such exercise is not effective unless such withholding has been effected to the satisfaction of the Corporation.  In such circumstances, the Corporation may require that an Optionee pay to the Corporation, in addition to and in the same manner as the Exercise Price for the Common Shares, or such other manner as the Board may specify, such amount as the Corporation is obliged to remit to the relevant taxing authority in respect of the exercise of the Option.  Any such additional payment is due no later than the date as of which any amount with respect to the Option must be withheld by the Corporation.

7.6          Rights of Participant/Optionee

No Participant has any claim or right to be granted an Option (including an Option granted in substitution for any Option that has expired pursuant to the terms and conditions of this Plan), and the granting of any Option is not to be construed as giving an Optionee a right to remain in the employ of the Corporation or any Subsidiary.  No Optionee has any rights as a shareholder of the Corporation in respect of Common Shares issuable on the exercise of rights to acquire Common Shares under any Option (including the payment of dividends or other distributions) until the allotment and issuance to the Optionee of a certificate or certificates in the name of the Optionee or a statement of account, at the discretion of the Optionee, representing such Common Shares.  The loss of existing or potential profit in Options granted under this Plan will not constitute an element of damages in the event of termination of an Optionee’s employment or service in any office or otherwise.

7.7          Indemnification

Every Director or member of the Committee will at all times be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, that such Director or member of the Committee may sustain or incur by reason of any action, suit or proceeding, taken or threatened against such Director or member of the Committee, otherwise than by the Corporation, for or in respect of any act done or omitted by such Director or member of the Committee in respect of this Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgment rendered therein.  This shall be in addition to any indemnification agreement between the Corporation and the Directors.

7.8          Participation in this Plan

The participation of any Participant in this Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in this Plan.  In particular, participation in this Plan does not constitute a condition of employment nor a commitment on the part of the Corporation or any Subsidiary to ensure the continued employment of such Participant or Optionee.  The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Common Shares.  Neither the Corporation nor any Subsidiary assumes any responsibility for the income or other tax consequences resulting to the Optionees and they are advised to consult with their own tax advisors.

7.9          Effective Date

This Plan was initially adopted by the Board on March 10, 2011 and amended on May 25, 2012 and further amended on April 9, 2013.  Should any changes to this Plan be required by any securities commission or other governmental body of any jurisdiction of Canada to which this Plan has been submitted or by any stock exchange on which the Common Shares may from time to time be listed, such changes will be made to this Plan as are necessary to conform with such requests and, if such changes are approved by the Board, this Plan, as amended, will remain in full force and effect in its amended form as of and from that date.

7.10        Governing Law

This Plan is created under and is to be governed, construed and administered in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

APPENDIX 1

US TAXPAYER EMPLOYEES

The terms of the Plan are hereby modified with respect to those Participants who are subject to income taxation under the laws of the U.S.:

SPECIAL APPENDIX
to the
Bauer Performance Sports Ltd.
Second Amended and Restated 2011 Stock Option Plan

Special Provisions Applicable to Participants Subject to
Section 409A of the United States Internal Revenue Code

This Appendix sets forth special provisions of the Bauer Performance Sports Ltd. Second Amended and Restated 2011 Stock Option Plan (the “Plan”) that apply to Participants whose compensation is subject to section 409A of the United States Internal Revenue Code of 1986, as amended.  Terms defined in the Plan and used herein and in any Option Agreement applicable to any Option issued under the Plan shall have the meanings set forth in the Plan document, as amended from time to time.

1.             Definitions.

For purposes of this Appendix:

(a)           “Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations and other binding regulatory guidance thereunder.

(b)           “Section 409A” means section 409A of the Code.

(c)           “Separation From Service” shall have the meaning as set forth in United States Treasury Regulation Section 1.409A 1(h).

(d)           “US Taxpayer” means a Participant whose compensation from the Corporation or any of its Affiliates is subject to Section 409A.

2.             Non-qualified stock options; Exemption from Section 409A.

Options granted to US Taxpayers are not intended to satisfy the requirements of Code Section 422 as “incentive stock options”.  Notwithstanding any provision of the Plan to the contrary, it is intended that Options granted under the Plan to US Taxpayers be exempt from Section 409A, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.  Each US Taxpayer is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such US Taxpayer in connection with the Plan (including any taxes and penalties under Section 409A), and neither the Corporation nor any Affiliate of the Corporation shall have any obligation to indemnify or otherwise hold such US Taxpayer (or any beneficiary) harmless from any or all of such taxes or penalties.

3.             Exercise Price.

Notwithstanding any other provision of the Plan, so long as at the time of the grant of an Option the Common Shares are “readily tradable” as determined under United States Treasury Regulation Section 1.409A-1(b)(5)(vi)(G), the Exercise Price shall be the closing sale price of the Common Shares reported on the primary securities exchange on which the Common Shares are listed on the last business day on which such exchange is open for trading prior to the date of grant of such Option, and if at the time of grant the Common Shares are not “readily tradable” as determined under United States Treasury Regulation Section 1.409A-1(b)(5)(vi)(G), the Exercise Price shall be determined by the reasonable application of a reasonable valuation method in accordance with Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).

4.             Expiry of Option/Trading Blackouts.

Notwithstanding any other provision of the Plan and any provisions of the Option Agreement to the contrary, Options granted to US Taxpayers may not be exercised under any circumstance following the 10th anniversary of the Date of Grant.

5.             Use of Trust

Notwithstanding Section 4.7 of the Plan, no trust shall be established or funded with respect to Options granted to US Taxpayers if such trust would cause such Options to be treated as other than a stock right described in Treasury Regulation Section 1.409A-1(b)(5)(i)(A) or (B).

6.             Adjustments to Options.

Notwithstanding Article IV and Article V of the Plan or any provision of the Option Agreement to the contrary, in connection with any adjustment to the Options, the number of Common Shares deliverable on the exercise of an Option held by a US Taxpayer and the Exercise Price of an Option held by a US Taxpayer shall be adjusted in a manner intended to keep the Options exempt from Section 409A.

7.             Amendment of Appendix

The Board shall retain the power and authority to amend or modify this Appendix to the extent the Board in its sole discretion deems necessary or advisable to comply with any guidance issued under Section 409A.  Such amendments may be made without the approval of any US Taxpayer.

8.             Non-transferability of Awards.

Notwithstanding Section 3.6 or 4.8 or any other provision of the Plan, except as otherwise set forth in the applicable Option Agreement, no Option or any interest or participation therein may be transferred (other than by will or by the laws of descent and distribution) if such transfer would be treated as a “modification” of such Option for purposes of the Code.

SCHEDULE A

NOTICE OF GRANT OF STOCK OPTIONS

[Name & Address]	[Date]

Dear [Name]:

This is to advise you that you have been selected to participate in the Bauer Performance Sports Ltd. Second Amended and Restated 2011 Stock Option Plan (the “Plan”).

Effective                             , you will be granted                                Options to acquire Common Shares  at a price of Cdn.$             per Common Share.

Your Options will vest as to one-quarter of the total number of Options granted to you, or                        , on each of the first four anniversaries following the Date of Grant.

Your Options are subject to the provisions of the Plan, a copy of which is enclosed.  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.  In the event of any discrepancy or conflict between this Notice of Grant and the Plan text, as amended from time to time in accordance with the terms thereof, the Plan text shall govern.

Subject to earlier termination in accordance with the Plan, the Expiry Date of your Options is the 10th anniversary of the Date of Grant.

You should carefully review the terms and conditions of the Plan and seek advice from your legal and other advisors, prior to exercising your Options.

The Option grant described above is strictly confidential and the information concerning the number or price of Common Shares granted under this Option Agreement should not be disclosed to anyone.

If you have any questions about the Plan or your Options, please contact •.

Please sign and return a copy of this Notice of Grant.

Yours sincerely,

*     *     *     *     *

I acknowledge receipt of this Notice of Grant, a copy of the Plan (including all the schedules to the Plan), and agree to be bound by the terms thereof. By accepting this grant, I represent and warrant to the Corporation that my participation in the Plan is voluntary and has not been induced by expectation of engagement, appointment, employment, continued engagement, continued appointment or continued employment, as applicable.

DATED this day of , 20 .

Name (please print)

Signature

SCHEDULE B

Stock Option Plan Exercise Notice Form

I,                                                                                                                     , hereby exercise the option

(print name)

to purchase                                            Common Shares of Bauer Performance Sports Ltd. (the “Corporation”) at a purchase price of Cdn.$                           per Common Share of the Corporation.  This Exercise Notice is delivered in respect of the option to purchase                                    Common Shares of the Corporation that was granted to me on                                                                                pursuant to the Option Agreement entered into between the Corporation and me.

In connection with the foregoing, I either (check one):

(  )           (i) enclose cash, a certified cheque, bank draft or money order payable to the Corporation in the amount of $                                         as full payment for the Common Shares to be received upon exercise of the Option and the applicable withholding taxes; or

(  )           (ii) requests that the board of directors of the Corporation (the “Board”) authorizes the exercise of the Option in another manner and on such other terms in accordance with the Board’s discretion under the Plan.

Date	Optionee’s Signature

(Print name)

Appendix C

ADVANCE NOTICE RESOLUTION

In order to be effective, the following ordinary resolutions require approval by a majority of the votes cast by Shareholders present in person or by proxy at the Meeting. See “Business of the Meeting -Approval of Advance Notice for Nominations of Directors”.

“WHEREAS:

1.                                      The Board of Directors of the Company proposes that the Company amend the Articles of the Company to adopt advance notice provisions for the nomination of directors (the “Advance Notice Provisions”), effective immediately following the Meeting;

2.                                      In order for the Advance Notice Provisions to become effective immediately following the Meeting, an amendment to the Articles to provide for the Advance Notice Provisions must be approved at the Meeting by ordinary resolution;

BE IT RESOLVED THAT:

1.                                      Subject to any applicable regulatory approval, the Company’s Articles be amended to adopt the Advance Notice Provisions as Article 10.10, as attached hereto as Exhibit 1;

2.                                      The Board of Directors of the Company be and is hereby authorized in its absolute discretion to administer the Advance Notice Provisions and to make such minor revisions to the Advance Notice Provisions as may be needed to reflect changes required by securities regulatory agencies or stock exchanges;

3.                                      The Company be authorized to replace the existing Articles with amended and restated Articles which include the amendments approved above; and

4.                                      Any director or officer of the Company be and is hereby authorized to do such things and to sign, execute and deliver all documents that such director or officer may, in their discretion, determine to be necessary in order to give full effect to the intent and purpose of this resolution.”

It is the intention of the persons named in the accompanying instrument of proxy, if not expressly directed to the contrary in such instrument of proxy, to vote such proxies FOR the ordinary resolution authorizing the approval of the Advance Notice Resolution.

Exhibit 1 to Appendix C

AMENDMENT TO ARTICLES TO INCLUDE ADVANCE NOTICE PROVISIONS

10.10      ADVANCE NOTICE PROVISIONS

(1)                                 Nomination of Directors

Subject only to the Business Corporations Act and these Articles, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors to the board of directors of the Company. Nominations of persons for election to the board at an annual meeting of shareholders, or at a special meeting of shareholders called for any purpose which includes the election of directors to the Board may only be made:

(a)           by or at the direction of the board or an authorized officer of the Company, including pursuant to a notice of meeting;

(b)           by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Business Corporations Act or a requisition of shareholders made in accordance with the provisions of the Business Corporations Act; or

(c)           by any person entitled to vote at such meeting (a “Nominating Shareholder”), who:

(i)            is, at the close of business on the date of giving notice provided for in this Article 10.10 and on the record date for notice of such meeting, either entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and

(ii)           has given timely notice in proper written form as set forth in this Article 10.10.

(2)                                 Exclusive Means

For the avoidance of doubt, this Article 10.10 shall be the exclusive means for any person to bring nominations for election to the board before any annual or special meeting of shareholders of the Company.

(3)                                 Timely Notice

In order for a Nominating Shareholder to provide timely notice (a “Timely Notice”) of its intention to nominate a person for election as a director (a “Proposed Nominee”), the Nominating Shareholder’s notice must be received by the corporate secretary of the Company at the principal executive offices of the Company:

(a)           in the case of an annual meeting of shareholders, not later than 5:00 p.m. (Toronto time) on the 30th day and not earlier than 9:00 a.m. (Toronto time) on the 65th day before the date of the meeting; provided, however, if the first public announcement made by the Company with respect to the date of the annual meeting is less than 50 days prior to the meeting date, not later than the close of business on the 10th day following the day on which the first public announcement of the date of such annual meeting is made by the Company, and

(b)           in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the board, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting is made by the Company.

(4)                                 Time Period Determination

The time periods for giving of a Timely Notice shall in all cases be determined based on the original scheduled date of the annual meeting or the first public announcement of the annual or special meeting, as applicable. In no event shall an adjournment or postponement of an annual meeting or special meeting of shareholders or any announcement thereof commence a new time period for the giving of a Timely Notice as described in this Article 10.10.

(5)                                 Proper Form of Notice

To be in proper written form, a Nominating Shareholder’s notice to the corporate secretary must comply with all the provisions of this Article 10.10 and:

(c)           disclose or include, as applicable, as to each Proposed Nominee:

(i)            their name, age, business and residential address and principal occupation and/or employment for the past five years;

(ii)           their direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Company as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, including the number or principal amount and the date(s) on which such securities were acquired;

(iii)          any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the Proposed Nominee or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Proposed Nominee or the Nominating Shareholder;

(iv)          any other information relating to such Proposed Nominee that would be required to be included in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the Business Corporations Act or applicable securities law; and

(v)           a duly completed personal information form in respect of the Proposed Nominee in the form prescribed by the Toronto Stock Exchange; and

(d)           disclose or include, as applicable, as to each Nominating Shareholder giving the notice, and each beneficial owner, if any, on whose behalf the nomination is made:

(i)            their name, business and residential address, direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Company, including the number or principal amount and the date(s) on which such securities were acquired;

(ii)           their interests in, or rights or obligations associated with, an agreement, arrangement or understanding, the purpose or effect of which is to alter, directly or indirectly, the person’s economic interest in a security of the Company or the person’s economic exposure to the Company;

(iii)          any proxy, contract, arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Company or the nomination of directors to the board;

(iv)          a representation that the Nominating Shareholder is a holder of record of securities of the Company, or a beneficial owner, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination (and in the case of a beneficial owner, provided such beneficial owner has provided the Company with evidence of such ownership acceptable to the Company in its sole discretion acting reasonably);

(v)           a representation as to whether such person intends to deliver a proxy circular and/or form of proxy to any shareholder of the Company in connection with such nomination or otherwise solicit proxies or votes from shareholders of the Company in support of such nomination; and

(vi)                              any other information relating to such person that would be required to be included in a dissident proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act or by applicable securities law.

(6)                                 Additional Information

The Company may require a Proposed Nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such Proposed Nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee. The Nominating Shareholder’s notice must be accompanied by a written consent of each Proposed Nominee to being named as a nominee and to serve as a director if elected.

(7)                                 Ineligibility

No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of this Article 10.10; provided, however, that nothing in this Article 10.10 shall be deemed to preclude discussion by a Shareholder (as distinct from the nomination of directors) at a meeting of Shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Business Corporations Act.

(8)                                 Currency of Nominee Information

All information to be provided in a Timely Notice pursuant to this Article10.10 shall be provided as of the date of such notice. The Nominating Shareholder shall provide the Company with an update to such information forthwith so that it is true and correct in all material respects.

(9)                                 Delivery of Information

Any notice, or other document or information required to be given to the corporate secretary pursuant to this Article 10.10 may only be in writing, given by personal delivery, courier or facsimile (but not by email) to the corporate secretary at the address of the principal executive offices of the Company and shall be deemed to have been given and made:

(vii)                           if sent by personal delivery or courier, on the date of delivery if it is a business day and the delivery was made prior to 5:00 p.m. (Toronto time) and otherwise on the next business day; or

(viii)                        if sent by facsimile (provided that receipt of confirmation of such transmission has been received), on the business day following the date of confirmation of transmission by the originating facsimile.

(10)                          Defective Nomination Determination

The chair of any meeting of shareholders of the Company shall have the power to determine whether any proposed nomination is made in accordance with the provisions of this 10.10, and if any proposed nomination is not in compliance with such provisions, must declare that such defective nomination shall not be considered at any meeting of shareholders.

(11)                          Failure to Appear

Despite any other provision of this Article 10.10, if the Nominating Shareholder (or a qualified representative of the Nominating Shareholder) does not appear at the meeting of shareholders of the Company to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.

(12)                          Shareholder Communication Content

Nothing in this Article 10.10 shall obligate the Company or the board to include in any proxy statement or other shareholder communication distributed by or on behalf of the Company or board any information with respect to any proposed nomination or any Nominating Shareholder or Proposed Nominee.

(13)                          Waiver

The board may, in its sole discretion, waive any requirement in this Article 10.10.

(14)                          Definitions

For the purposes of this Article 10.10, “public announcement” means disclosure in a press release disseminated by the Company through a national news service in Canada, or in a document filed by the Company for public access under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com.

Appendix D

PREFERRED SHARE RESOLUTION

In order to be effective, the following special resolutions require approval by not less than two-thirds of the votes cast by Shareholders present in person or by proxy at the Meeting. See “Business of the Meeting — Approval of Creation of Preferred Shares”.

“BE IT RESOLVED THAT:

1.              The authorized share structure of the Company be altered by creating an unlimited number of preferred shares without par value, issuable in series (the “Preferred Shares”);

2.              There be created and attached to the Preferred Shares as a class the special rights and restrictions set out in Section 26.4 of Part 26 of the Articles attached hereto as Exhibit 1;

3.              The special rights and restrictions attached to the Common Shares and Proportionate Voting Shares be altered by adding the phrase “Subject to the rights of the holders of the Preferred Shares or any series of Preferred Shares,” at the beginning of Sections 26.1(2) and (3);

4.              Part 26 of the Articles be deleted and the amended Part 26 attached hereto as Exhibit 1 be adopted in substitution therefor;

5.              The Company be authorized to file a Notice of Alteration to reflect the above resolutions and to replace the existing Articles with amended and restated Articles which include all the amendments approved above.”

The alterations to the Articles approved above will not take effect until the Notice of Articles is altered to reflect such alterations.

It is the intention of the persons named in the accompanying instrument of proxy, if not expressly directed to the contrary in such instrument of proxy, to vote such proxies for the special resolution authorizing the approval of the Preferred Share Resolution.

Exhibit 1 to Appendix D
AMENDMENT TO ARTICLES TO CREATE PREFERRED SHARES

PART 26

SPECIAL RIGHTS AND RESTRICTIONS

The special rights and restrictions attached to the shares of the Company are as follows:

26.1                        Special rights and restrictions of both Common Shares and Proportionate Voting Shares

(1)                                 Equality

Except as set out in this Part 26, the Common Shares and Proportionate Voting Shares (collectively, the “Equity Shares”) have the same rights and are equal in all respects and are treated by the Company as if they were shares of one class only.

(2)                                 Liquidation Entitlement

Subject to the rights of the holders of the Preferred Shares or any series of Preferred Shares, in the event of the liquidation, dissolution or winding-up of the Company or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, all the property and assets of the Company available for distribution to the holders of the Equity Shares will be paid or distributed to the holders of the Equity Shares on the basis that each Proportionate Voting Share will be entitled to 1,000 times the amount distributed per Common Share, but otherwise there is no preference or distinction among or between the Equity Shares.

(3)                                 Dividend Rights

Subject to the rights of the holders of the Preferred Shares or any series of Preferred Shares, the holders of Equity Shares are entitled to receive non-cumulative dividends at such times and in such amounts as the directors may in their discretion from time to time determine. If, as and when dividends are declared by the directors, each Proportionate Voting Share is entitled to 1,000 times the amount paid or distributed per Common Share.

The directors may, at any time and from time to time, declare and pay a stock dividend:

(a)                                 payable in Common Shares on the Common Shares, provided that at the same time a stock dividend payable in Proportionate Voting Shares is declared and paid in the same number of shares per share on the Proportionate Voting Shares; or

(b)                                 payable in Proportionate Voting Shares on the Proportionate Voting Shares, provided that at the same time a stock dividend payable in Common Shares is declared and paid in the same number of shares per share on the Common Voting Shares.

(4)                                 Meetings

The holders of Common Shares and Proportionate Voting Shares are entitled to receive notice of any meeting of shareholders of the Company, and to attend and vote at those meetings, except those meetings at which holders of a specific class of shares are entitled to vote separately as a class under the Business Corporations Act.

The Proportionate Voting Shares carry 1,000 votes per share for all matters coming before shareholders.

The Common Shares carry one vote per share for all matters coming before shareholders.

(5)                                 Variation of Rights

Notwithstanding any other provision of these Articles, but subject to the Business Corporations Act, the special rights and restrictions attached to any Equity Shares may be modified if the amendment is authorized by not less than 66 2/3% of the votes cast at a meeting of holders of Equity Shares duly held for that purpose. However, if the holders of Proportionate Voting Shares, as a class, or the holders of Common Shares, as a class, are to be affected in a manner materially different from such other class of Equity Shares, the amendment must, in addition, be authorized by not less than 66 2/3% of the votes cast at a meeting of the holders of the class of shares which is affected differently.

(6)                                 Subdivision or Consolidation

No subdivision or consolidation of the Common Shares or Proportionate Voting Shares may be carried out unless, at the same time, the Common Shares or Proportionate Voting Shares, as the case may be, are subdivided or consolidated in the same manner and on the same basis, so as to preserve the relative rights of the holders of each class of Equity Shares.

26.2                        Special Rights and Restrictions of Common Shares

In addition to the special rights and restrictions set out in section 26.1 and subject to section 26.3(2) (c), the Common Shares have the special rights and restrictions set out in this section 26.2.

(1)                                 Conversion Rights

Subject to section 26.3(2)(c), Common Shares may at any time, at the option of the holder, be converted into Proportionate Voting Shares on the basis of 1,000 Common Shares for one Proportionate Voting Share.  The conversion right may be exercised at any time and from time to time by notice in writing delivered to the transfer agent of the Company (the “Transfer Agent”) accompanied by the certificate or certificates representing the Common Shares or, if uncertificated, such other evidence of ownership as the Transfer Agent may require, in respect of which the holder wishes to exercise the right of conversion. The notice must be signed by the registered holder of the Common Shares in respect of which the right of conversion is being exercised or by his or her duly authorized attorney and must specify the number of Common Shares which the holder wishes to have converted.

Upon receipt of the conversion notice and share certificate or share certificates or other evidence of ownership satisfactory to the Transfer Agent, the Company will issue a share certificate or other evidence of ownership representing Proportionate Voting Shares on the basis set out above to the registered holder of the Common Shares. If fewer than all the Common Shares represented by a certificate accompanying the notice are to be converted, the holder is entitled to receive a new certificate representing the shares comprised in the original certificate which are not to be converted.

Except as provided for in subsection (2), no fractional Proportionate Voting Shares will be issued on any conversion of Common Shares.

(2)                                 Take-over bids and fractional shares

In addition to any rights contained in subsection (1) and subject to section 26.3(2)(c), if an offer (the “Offer”) is being made for Proportionate Voting Shares where:

(a)                                 by reason of applicable securities legislation or stock exchange requirements, the offer must be made to all holders of the class of Proportionate Voting Shares; and

(b)                                 no equivalent offer is made for the Common Shares,

the holders of Common Shares have the right, at their option, to convert their Common Shares into Proportionate Voting Shares for the purpose of allowing the holders of the Common Shares to tender to that offer.

In the event that holders of Common Shares are entitled to convert their Common Shares into Proportionate Voting Shares in connection with an Offer pursuant to this subsection (2), holders of an aggregate of Common Shares of less than 1,000 (an “Odd Lot”) will be entitled to convert all but not less than all of such Odd Lot of Common Shares into a fraction of one Proportionate Voting Share, at a conversion ratio equivalent to 1,000 to one, provided that such conversion into a fractional Proportionate Voting Share will be solely for the purpose of tendering the fractional Proportionate Voting Share to the offer in question and that any fraction of a Proportionate Voting Share that is tendered to the Offer but that is not, for any reason, taken up and paid for by the offeror will automatically be reconverted into the Common Shares that existed prior to such conversion.

26.3                        Special Rights and Restrictions of Proportionate Voting Shares

In addition to the special rights and restrictions set out in section 26.1, the Proportionate Voting Shares have the special rights and restrictions set out in this section 26.3.

(1)                                 Conversion at the option of the holder

Each issued and outstanding Proportionate Voting Share may at any time, at the option of the holder, be converted into 1,000 Common Shares. The conversion right may be exercised at any time and from time to time by notice in writing delivered to the Transfer Agent accompanied by the certificate or certificates representing the Proportionate Voting Shares or, if uncertificated, such other evidence of ownership as the Transfer Agent may require, in respect of which the holder wishes to exercise the right of conversion. The notice must be signed by the registered holder of the Proportionate Voting Shares in respect of which the right of conversion is being exercised or by his or her duly authorized attorney and must specify the number of Proportionate Voting Shares which the holder wishes to have converted.

Upon receipt of the conversion notice and share certificate or share certificates or other evidence of ownership satisfactory to the Transfer Agent, the Company will issue a share certificate or other evidence of ownership representing Common Shares on the basis set out above to the registered holder of the Proportionate Voting Shares. If fewer than all the Proportionate Voting Shares represented by a certificate accompanying the notice are to be converted, the holder is entitled to receive a new certificate representing the shares comprised in the original certificate which are not to be converted.

No fractional Common Shares will be issued on any conversion of Proportionate Voting Shares.

(2)                                 Automatic conversion

If, at any time on or after July 1, 2011, the directors, in good faith, determine that none of the Original Holders (as defined below) owns, controls or directs, directly or indirectly, any Proportionate Voting Shares, then, effective on the date approved by the directors, the following shall occur and be deemed to occur in the following order:

(a)                                 all of the Proportionate Voting Shares held by each holder shall, without any further action on the part of any holder of Proportionate Voting Shares, immediately and automatically be converted into fully paid Common Shares at the conversion ratio of 1,000 Common Shares for each Proportionate Voting Share;

(b)                                 concurrently with the conversion of Proportionate Voting Shares in (a), the Company shall issue and promptly deliver to each holder of Proportionate Voting Shares share certificates or other evidence of ownership representing fully paid and non-assessable Common Shares in the amount equal to the number of Proportionate Voting Shares multiplied by 1000, and shall cancel all share certificates or other evidence of ownership representing Proportionate Voting Shares, whether or not such certificate or other evidence of ownership is delivered to the Company;

(c)                                  the right in section 26.2 of holders of Common Shares to convert their shares into Proportionate Voting Shares shall be terminated; and

(d)                                 the directors shall not be entitled to issue any further Proportionate Voting Shares.

In this section 26.3(2), “Original Holders” means the initial holders of Proportionate Voting Shares on the closing of the Company’s initial public offering and any of their affiliates.

26.4                        Special rights and restrictions of Preferred Shares

The Preferred Shares without par value of the Company (the “Preferred Shares”) shall have attached thereto the special rights and restrictions set forth in this section 26.4.

(1)                                 Issuable in series

The Preferred Shares may include one or more series.

(2)                                 Directors authorized to alter articles and notice of articles

Subject to the Business Corporations Act, the directors may from time to time, by resolution, if none of the Preferred Shares of any particular series are issued, alter these Articles and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

(a)                                 determine the maximum number of shares of any of those series of Preferred Shares that the Company is authorized to issue, determine that there is no such maximum number, or alter any determination made under this paragraph (a) or otherwise in relation to a maximum number of those shares;

(b)                                 create an identifying name by which the shares of any of those series of Preferred Shares may be identified, or alter any identifying name created for those shares; and

(c)                                  attach special rights or restrictions to the shares of any of those series of Preferred Shares, including, but without limiting or restricting the generality of the foregoing, special rights or restrictions with respect to:

(i)                                     the rate, amount, method of calculation and payment of any dividends, whether cumulative, partly cumulative or non-cumulative, and whether such rate, amount, method of calculation or payment is subject to change or adjustment in the future;

(ii)                                  any rights upon a dissolution, liquidation or winding-up of the Company or upon any other return of capital or distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(iii)                               any rights of redemption, retraction or purchase for cancellation and the prices and terms and conditions of any such rights;

(iv)                              any rights of conversion, exchange or reclassification and the terms and conditions of any such rights; and

(v)                                 any other special rights or restrictions, not inconsistent with these share provisions, attaching to such series of Preferred Shares.

(3)                                 Restrictions

No special rights or restrictions attached to any series of Preferred Shares shall confer upon the shares of such series a priority over the shares of any other series of Preferred Shares in respect of dividends or a return of capital in the event of the dissolution of the Company or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital.  The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of dissolution or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital, rank on a parity with the shares of every other series.